AGENCY AGREEMENT

December 27, 2018

Stem Holdings, Inc.
7777 Glades Road, Suite 203
Boca Raton, FL 33434

Attention: Adam Berk, Chief Executive Officer

Dear Sirs/Mesdames:

Canaccord Genuity Corp., as sole bookrunner and lead agent (the "**Lead Agent**"), and Beacon Securities Limited (together with the Lead Agent, the "**Agents**") understand that Stem Holdings, Inc. (the "**Corporation**") proposes to issue and sell up to 10,000 special warrants of the Corporation (the "**Initial Special Warrants**") at a price of $1,000 per Initial Special Warrant (the "**Issue Price**") on a private placement basis for aggregate gross proceeds of up to $10,000,000 (the "**Offering**"). In addition, the Corporation hereby grants the Agents an option (the "**Agents' Option**"), exercisable in whole or in part, to arrange for the sale of up to such additional number of special warrants as is equal to 15% of the Initial Special Warrants, being up to 1,500 special warrants (the "**Additional Special Warrants**", and, together with the Initial Special Warrants, the "**Special Warrants**"), at the Issue Price per Additional Special Warrant. The Agents' Option is exercisable at any time up to 48 hours prior to the final Closing Date (as hereinafter defined).

The Special Warrants will be duly and validly created and issued pursuant to, and governed by, a special warrant indenture (the "**Special Warrant Indenture**") to be entered into effective on the date hereof between the Corporation and Olympia Trust Company (or such other agent determined by the Corporation and the Lead Agent), as special warrant agent in respect of the Special Warrants (the "**Special Warrant Agent**"). Each Special Warrant shall be automatically exercisable (without payment of any further consideration and subject to customary anti-dilution adjustments) into one convertible debenture unit of the Corporation (a "**Convertible Debenture Unit**") on the date (the "**Automatic Exercise Date**") that is the earlier of: (i) the date that is three (3) Business Days following the date on which the Corporation has obtained both (A) a receipt from the Canadian Securities Commissions (as hereinafter defined) in each of the Qualifying Jurisdictions (as hereinafter defined) where the Special Warrants are sold for a (final) short-form prospectus qualifying the distribution of the Convertible Debentures and Warrants issuable upon exercise of the Special Warrants (the "**Final Qualification Prospectus**"); and (B) notification that the Registration Statement (as hereinafter defined) of the Corporation filed with the SEC (as hereinafter defined) has been declared effective by the SEC (the "**Qualification Event**"); and (ii) the date that is six months following the applicable Closing Date. The description of the Special Warrants herein is a summary only and is subject to the specific attributes and detailed provisions of the Special Warrants to be set forth in the Special Warrant Indenture. In the case of any inconsistency between the description of the Special Warrants in this Agreement and their terms and conditions as set forth in the Special Warrant Indenture, the provisions of the Special Warrant Indenture will govern.

Each Convertible Debenture Unit will consist of one $1,000 principal amount of 8.0% senior unsecured convertible debenture (a "**Convertible Debenture**") and 167 common share purchase warrants of the Corporation (each a "**Warrant**"). Each Convertible Debenture and will bear interest at a rate of 8.0% per annum (on the basis of a 360-day year composed of twelve 30-day months) from the date of issue, payable semi-annually in arrears on the last Business Day (as hereinafter defined) of December and June of each year, commencing on June 30, 2019. The Convertible Debentures will be convertible into shares of common stock of the Corporation (each, a "**Debenture Share**") at the option of the holder at any time prior to the close of business on the earlier of: (i) the last Business Day immediately preceding the Maturity Date (as hereinafter defined); and (ii) the last Business Day immediately preceding the date fixed

for redemption in connection with a Change of Control (as defined in the Indenture), at a conversion price of $3.00 per Debenture Share, subject to adjustment in certain events (the "**Conversion Price**"). Holders converting their Debentures will receive accrued and unpaid interest thereon for the period from and including the date of the latest interest payment date to and including the date of conversion. Upon a Change of Control (as defined in the Indenture), holders of the Convertible Debentures will have the right to require the Corporation to repurchase their Convertible Debentures, in whole or in part, on the date that is 30 days following the giving of notice of the Change of Control, at a price equal to 105% of the principal amount of the Convertible Debentures then outstanding plus accrued and unpaid interest thereon up to and including the date of redemption (the "**Offer Price**"). If 90% or more of the principal amount of the Convertible Debentures outstanding on the date of the notice of the Change of Control have been tendered for redemption, the Corporation will have the right to redeem all of the remaining Convertible Debentures at the Offer Price. The Convertible Debentures shall be duly and validly created and issued pursuant to, and governed by, a trust indenture (the "**Indenture**") to be entered into between Olympia Trust Company (the "**Trustee**"), in its capacity as debenture trustee thereunder, and the Corporation, to be dated as of the date hereof. The description of the Convertible Debentures herein is a summary only and is subject to the specific attributes and detailed provisions of the Convertible Debentures to be set forth in the Indenture. In case of any inconsistency between the description of the Convertible Debentures in this Agreement (as hereinafter defined) and the terms of the Convertible Debentures as set forth in the Indenture, the provisions of the Indenture shall govern.

Each Warrant will entitle the holder thereof to acquire one share of common stock of the Corporation (a "**Warrant Share**") at an exercise price of $3.90 per Warrant Share, until the date which is twenty-four (24) months following the applicable Closing Date, subject to adjustment in certain events. The Warrants shall be duly and validly created and issued by the Corporation pursuant to, and governed by, the terms of a warrant indenture (the "**Warrant Indenture**") to be entered into on the date hereof between the Corporation and Olympia Trust Company (or such other agent determined by the Corporation and the Lead Agent), in its capacity as warrant agent in respect of the Warrants (the "**Warrant Agent**"). The description of the Warrants herein is a summary only and is subject to the specific attributes and detailed provisions of the Warrants to be set forth in the Warrant Indenture. In the case of any inconsistency between the description of the Warrants in this Agreement and their terms and conditions as set forth in the Warrant Indenture, the provisions of the Warrant Indenture will govern.

The Corporation will use its commercially reasonable efforts to complete the Qualification Event on or before the date that is six (6) months following the Closing Date; provided, however, that there is no assurance that a Qualification Event will be completed. In the event that the Qualification Event has not been completed on or before 120 days following the applicable Closing Date, each unexercised Special Warrant will thereafter entitle the holder to receive, upon the exercise thereof, at no additional cost, 1.05 Convertible Debenture Units per Special Warrant (instead of one (1) Convertible Debenture Unit).

In addition, the Agents understand that the Corporation may complete a concurrent non-brokered offering on the same terms as the Offering in one or more closings (the "**Non-Brokered Offering**"). The Agents undertake no obligation to the Corporation or to the purchasers under the Non-Brokered Offering (the "**Non-Brokered Purchasers**"). The Corporation acknowledges and agrees that the Non-Brokered Purchasers do not and will not have any recourse to or any rights against the Agents, and the Agents do not and will not have any liability whatsoever to Non-Brokered Purchasers under or in connection with the Non-Brokered Offering.

Upon and subject to the terms and conditions set forth herein, the Agents hereby agree to act, and upon acceptance hereof, the Corporation hereby appoints the Agents, as the Corporation's exclusive agents, to offer for sale by way of private placement on a "commercially reasonable efforts" agency basis, without underwriter liability, the Special Warrants to be issued and sold pursuant to the Offering and the Agents agree to arrange for purchasers of the Special Warrants in the Designated Jurisdictions (as hereinafter defined) and in those jurisdictions outside Canada where the Special Warrants may lawfully be sold pursuant to the terms and conditions hereof.

In consideration of the services to be rendered by the Agents hereunder, the Agents will receive a cash

commission fee (the "**Agents' Commission**") equal to 7.0% of the aggregate gross proceeds of the Offering. As additional consideration for their services, the Agents shall receive from the Corporation on the applicable Closing Date that number of broker special warrants (the "**Broker Special Warrants**"), registered in such manner as directed by the Agents, equal to 7% of the aggregate gross proceeds of the Offering divided by the Conversion Price. Each Broker Special Warrant will be exercisable on the same terms as the Special Warrants, for one broker warrant of the Corporation (a "**Broker Warrant**"). Each Broker Warrant shall be exercisable to acquire one compensation unit of the Corporation (each, a "**Compensation Unit**") at an exercise price of $3.00 per Compensation Unit for twenty-four (24) months from the applicable Closing Date. Each Compensation Unit will be comprised of one Agents' Commission Share (as hereinafter defined) and one-half of one Agents' Commission Warrant (as hereinafter defined). Each whole Agents' Commission Warrant will entitle the holder thereof to acquire one Agents' Commission Warrant Share (as hereinafter defined) at an exercise price of $3.90, until the date that is twenty-four (24) months following the applicable Closing Date. The Corporation proposes to qualify the Broker Warrants issuable upon exercise of the Broker Special Warrants under the Final Qualification Prospectus and the Agents' Commission Shares underlying the Compensation Units and the Agents' Commission Warrant Shares underlying the Agents' Commission Warrants comprising the Compensation Units shall be registered under the Registration Statement.

In consideration of the financial and structuring advice and capital structuring provided by the Lead Agent to the Corporation in connection with the Offering, the Corporation shall on the initial Closing Date only: (i) pay to the Lead Agent a corporate finance fee in the amount of $50,000 plus applicable taxes (the "**Corporate Finance Fee**"); and (ii) issue to the Lead Agent 16,666 Common Shares (the "**Corporate Finance Shares**"). No other commission or fee is payable by the Corporation in connection with the completion of the Offering; provided that the Corporation will pay certain fees and expenses of the Agents (including fees and expenses of counsel to the Agents) plus applicable taxes in connection with the Offering, as set out in Section 15 hereof (the "**Agents' Expenses**").

The parties acknowledge that the Special Warrants have not been and will not be registered under the U.S. Securities Act (as hereinafter defined) or the securities laws of any state of the United States and may not be offered or sold in the United States, or to or for the account or benefit of, U.S. Persons (as hereinafter defined), except pursuant to exemptions from the registration requirements of the U.S. Securities Act and the applicable laws of any state of the United States in the manner specified in this Agreement and pursuant to the representations, warranties, acknowledgments, agreements and covenants of the Corporation and the Agents and the U.S. Affiliates (as hereinafter defined) contained hereto. The Corporation has agreed that it will use commercially reasonable efforts to file the Registration Statement in order to register the Registrable Securities (as hereinafter defined) for the benefit of the Purchasers and the Agents. All actions to be undertaken by the Agents in the United States or to, or for the account or benefit of, U.S. Persons in connection with the matters contemplated herein shall be undertaken through a U.S. Affiliate.

The Agents shall be entitled (but not obligated) in connection with the Offering to retain as sub-agents other registered dealers and may receive subscriptions for Special Warrants from subscribers from other registered dealers, at no additional cost to the Corporation. The fee payable to any such Selling Firm (as hereinafter defined) shall be for the account of the Agents.

The Purchasers (as hereinafter defined), Agents and other holders (including subsequent transferees) of the Special Warrants and any holders of Registrable Securities will be entitled to the benefits of the registration rights agreement set forth in Section 3 hereof.

The Offering is conditional upon and subject to the additional terms and conditions set forth below. The following are the terms and conditions of the agreement between the Corporation and the Agents:

Section 1. Definitions and Interpretation

(a) In this Agreement:

"**Accredited Investor**" means an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the U.S. Securities Act;

"**Additional Special Warrants**" has the meaning given to that term on the face page of this Agreement;

"**affiliate**", "**associate**", "**distribution**", "**material change**", "**material fact**", and "**misrepresentation**" have the respective meanings given to them in the BC Act;

"**Agents**" has the meaning given to that term on the face page of this Agreement;

"**Agents' Commission**" shall have the meaning ascribed thereto on the second page of this Agreement;

"**Agents' Commission Shares**" means the underlying Common Shares issued as part of the Compensation Unit;

"**Agents' Commission Warrants**" means the underlying Warrants issued as part of the Compensation Unit;

'**Agents' Commission Warrant Shares**" means a Common Share issued upon exercise of an Agents' Commission Warrant;

"**Agents' Expenses**" shall have the meaning ascribed thereto on the third page of this Agreement;

"**Agents' Information**" has the meaning given to that term in Section 3(i)(i) of this Agreement;

"**Agreement**" means this Agency Agreement and not any particular article or section or other portion except as may be specified and words such as "hereof", "hereto", "herein" and "hereby" refer to this Agreement as the context requires;

"**Anti-Terrorism Laws**" has the meaning given to that term in Section 6(aaaa) of this Agreement;

"**Automatic Exercise Date**" has the meaning given to that term on the face page of this Agreement;

"**Business Day**" means a day other than a Saturday, Sunday or any other day on which the principal chartered banks located in Calgary, Alberta are not open for business;

"**BC Act**" means the *Securities Act* (British Columbia);

"**Broker Special Warrants**" shall have the meaning ascribed thereto on the second page of this Agreement;

"**Broker Special Warrant Certificates**" means the definitive certificates representing the Broker Special Warrants in a form acceptable to the Agents and the Corporation;

"**Broker Warrants**" shall have the meaning ascribed thereto on the second page of this Agreement;

"**Broker Warrant Certificates**" means the definitive certificates representing the Broker Warrants in a form acceptable to the Agents and the Corporation and attached as Schedule A to the Broker Special Warrant Certificate;

"**Canadian Securities Commissions**" means collectively, the applicable securities commission or securities regulatory authority in each of the Qualifying Jurisdictions;

"**Canadian Securities Laws**" means, collectively, all applicable securities laws of each of the

Qualifying Jurisdictions and the respective rules and regulations under such laws together with applicable published policy statements, blanket orders, instruments and notices of the Canadian Securities Commissions and all discretionary orders or rulings, if any, of the Canadian Securities Commissions made in connection with the transactions contemplated by this Agreement;

"**Claims**" has the meaning given to that term in Section 12(a) of this Agreement;

"**Closing**" means, with respect to the Special Warrants, the completion of the issue and sale by the Corporation of the Special Warrants pursuant to this Agreement;

"**Closing Date**" means a date on which a Closing occurs, being, initially, on December 27, 2018 and, subsequently, such other date or dates as the Corporation and the Lead Agent may agree;

"**Closing Time**" means the time of Closing on the applicable Closing Date;

"**Common Shares**" means the shares of common stock of the Corporation;

"**Compensation Securities**" means, collectively, the Corporate Finance Shares, Broker Special Warrants, the Broker Warrants, the Agents' Commission Shares and the Agents' Commission Warrants comprising the Compensation Units, and the Agents' Commission Warrant Shares;

"**Compensation Unit**" has the meaning given to that term on the third page of this Agreement;

"**Conversion Price**" has the meaning given to that term on the second page of this Agreement;

"**Convertible Debenture**" has the meaning ascribed thereto on the face page of this Agreement;

"**Convertible Debenture Unit**" has the meaning ascribed thereto on the face page of this Agreement;

"**Corporate Finance Fee**" has the meaning given to that term on the third page of this Agreement;

"**Corporate Finance Shares**" has the meaning given to that term on the third page of this Agreement;

"**Corporation**" has the meaning given to that term on the face page of this Agreement;

"**CSE**" means the Canadian Securities Exchange;

"**Debenture Certificates**" means certificates representing the Convertible Debentures in a form acceptable to the Agents and the Corporation and attached as Schedule B to the Indenture;

"**Debenture Shares**" has the meaning ascribed thereto on the face page of this Agreement;

"**Debt Instrument**" means any mortgage, note, indenture, loan, bond, debenture, promissory note or other instrument evidencing indebtedness (demand or otherwise) for borrowed money or other liability to which the Corporation or any Subsidiary is a party or otherwise bound;

"**Designated Jurisdictions**" means, collectively, each of the provinces of Canada (which shall not include Québec) and such other jurisdictions as the Corporation and the Agents may agree;

"**Directed Selling Efforts**" means "directed selling efforts" as that term is defined in Rule 902(c) of Regulation S, which, without limiting the foregoing, but for greater clarity in this Schedule, includes, subject to the exclusions from the definition of "directed selling efforts" contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Special Warrants and includes the placement of any advertisement in a publication with a general circulation in the United States that refers to the offering of the Special Warrants;

"**Disclosure Record**" means the Corporation's prospectuses, annual reports, annual and interim financial statements, annual information forms, business acquisition reports, management discussion and analysis of financial condition and results of operations, information circulars, material change reports, press releases, take-over bid circulars and all other information or documents publicly filed or otherwise publicly disseminated by the Corporation, including all

filings with the SEC and all exhibits thereto, since September 30, 2017;

"**Documents Incorporated by Reference**" means all financial statements, management information circulars, annual information forms, material change reports, business acquisition reports or other documents filed by the Corporation on SEDAR, whether before or after the date of this Agreement, that are required by applicable Canadian Securities Laws to be incorporated by reference into the Preliminary Qualification Prospectus, the Final Qualification Prospectus or any Supplementary Material, as applicable;

"**Environmental Laws**" means any federal, provincial, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of Hazardous Materials or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials;

"**Environmental Permits**" means permits, authorizations and approvals required under any applicable Environmental Laws to carry on business as currently conducted;

"**Engagement Letter**" means the letter agreement dated October 10, 2018 between the Corporation and the Lead Agent relating to the Offering;

"**Executive Order**" has the meaning given to that term in Section 6(aaaa) of this Agreement;

"**Final Qualification Prospectus**" has the meaning ascribed thereto on the face page of this Agreement;

"**Final Receipt**" means a receipt for the Final Qualification Prospectus issued in accordance with the Passport System;

"**Financial Statements**" means, collectively, (a) the unaudited condensed consolidated interim financial statements of the Corporation for the three and nine months ended June 30, 2018 and 2017; and (b) the audited consolidated financial statements for the years ended September 30, 2017 of the Corporation, and any other financial statements of the Corporation included in the Documents Incorporated by Reference, including the notes to such statements and the related auditors' report on such statements, where applicable, prepared in accordance with U.S. GAAP;

"**General Solicitation**" and "**General Advertising**" means "general solicitation" and "general advertising", respectively, as used under Rule 502(c) of Regulation D, including, without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or the internet or broadcast over radio or television or the internet, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising;

"**Governmental Authority**" means any governmental authority and includes, without limitation, any national or federal government, province, state, municipality or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing;

"**Hazardous Materials**" means chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products;

"**including**" means including without limitation;

"**Indemnified Party**" has the meaning given to that term in Section 12(a) of this Agreement;

"**Indenture**" has the meaning given to that term on the second page of this Agreement;

"**Initial Special Warrants**" has the meaning given to that term on the face page of this Agreement;

"**Intellectual Property**" has the meaning given to that term in Section 6(jj) of this Agreement;

"**Issue Price**" has the meaning given to that term on the face page of this Agreement;

"**knowledge of the Corporation**" (or similar phrases) means, with respect to the Corporation, the knowledge of Adam Berk and/or Steve Hubbard after reasonably informing themselves as to the relevant matters, but without any requirement to make any inquiries of third parties or Governmental Authorities or to perform any search of any public registry office or system;

"**Laws**" means the Securities Laws, the Environmental Laws and all other statutes, regulations, statutory rules, orders, by-laws, codes, ordinances, decrees, the terms and conditions of any grant of approval, permission, authority or licence, or any judgment, order, decision, ruling, award, policy or guideline, of any Governmental Authority, and the term "applicable" with respect to such Laws and in the context that refers to one or more persons, means that such Laws apply to such person or persons or its or their business, undertaking, property or securities and emanate from a Governmental Authority, having jurisdiction over the person or persons or its or their business, undertaking, property or securities;

"**Lead Agent**" means Canaccord Genuity Corp.;

"**Leased Premises**" means each premises which the Corporation or any Subsidiary occupies as tenant;

"**Lock-Up Agreements**" has the meaning given to that term in Section 5(l) of this Agreement;

"**Losses**" has the meaning given to that term in Section 12(a) of this Agreement;

"**Material Adverse Effect**" means the effect resulting from any change (including a decision to implement such a change made by the board of directors or by senior management of the Corporation or any Subsidiary who believe that confirmation of the decision of the board of directors is probable), event, violation, inaccuracy or circumstance that is materially adverse to the business, assets (including intangible assets), liabilities, capitalization, ownership, financial condition, or results of operations of the Corporation and its Subsidiaries, taken as a whole;

"**Material Agreement**" means any material contract, commitment, agreement (written or oral), instrument, lease or other document, license agreement and agreements relating to intellectual property, to which the Corporation or any Subsidiary are a party or to which any of their property or assets are otherwise bound;

"**Material Subsidiaries**" means Stem Holdings Oregon, Inc., OPCO, LLC, Yerba Oregon, LLC and YMY Ventures, LLC; and "**Material Subsidiary**" means any one of the them;

"**Maturity Date**" means the date which is two (2) years from the date of issuance of the Convertible Debentures;

"**NI 14-101**" means National Instrument 14-101 – *Definitions*;

"**NI 41-101**" means National Instrument 41-101 – *General Prospectus Requirements*;

"**NI 44-101**" means National Instrument 44-101 – *Short Form Prospectus Distributions*;

"**NI 45-102**" means National Instrument 45-102 – *Resale of Securities*;

"**NI 45-106**" means National Instrument 45-106 – *Prospectus Exemptions;*

"**NI 51-102**" means National Instrument 51-102 – *Continuous Disclosure Obligations;*

"**NI 52-110**" means National Instrument 52-110 – *Audit Committees;*

"**NP 11-202**" means National Policy 11-202 – *Process for Prospectus Reviews in Multiple Jurisdictions*;

"**Non-Brokered Offering**" has the meaning given to that term on the second page of this Agreement;

"**Non-Brokered Purchasers**" has the meaning given to that term on the second page of this Agreement;

"**OFAC**" has the meaning given to that term in Section 6(aaaa) of this Agreement;

"**Offer Price**" has the meaning given to that term on the second page of this Agreement;

"**Offered Securities**" means, collectively, the Special Warrants, the Convertible Debentures and Warrants comprising the Convertible Debenture Units, the Debenture Shares and the Warrant Shares;

"**Offering**" has the meaning given to that term on the face page of this Agreement;

"**Offering Documents**" means, collectively, the Preliminary Qualification Prospectus, the Final Qualification Prospectus and any Supplementary Material;

"**Owned Real Property**" means the premises municipally known as: (i) 14336 S. Union Hall Road, Mulino, OR 97042; (ii) 7827 SE Powel Blvd, Portland, OR 97206; (iii) 1029 Willamette Street, Eugene, OR 97401; and (iv) 2808 Synergy Street, North Las Vegas, NV, 89030 parcel #139-15-614-013, described as Brookspark - Phase 1, Unit 5, Plat Book 76, Page 100, PT, Lot 1 in the City of North Las Vegas, County of Clark, State of Nevada;

"**Passport System**" means the procedures described under Multilateral Instrument 11-102 – *Passport System* and NP 11-202;

"**person**" includes any individual (whether acting as an executor, trustee administrator, legal representative or otherwise), corporation, firm, partnership, sole proprietorship, syndicate, joint venture, trustee, trust, unincorporated organization or association, and pronouns have a similar extended meaning;

"**Preliminary Qualification Prospectus**" means the preliminary short form prospectus of the Corporation, including all Documents Incorporated by Reference to be approved, signed and certified in accordance with the Canadian Securities Laws, relating to the qualification for distribution of the Convertible Debentures Units under applicable Canadian Securities Laws;

"**Preliminary Receipt**" means a receipt for the Preliminary Qualification Prospectus issued in accordance with the Passport System;

"**Presentation**" means the Corporation's investor presentation dated Q4, 2018;

"**Purchasers**" means the persons who (as purchasers or beneficial purchasers) acquire Special Warrants by duly completing, executing and delivering Subscription Agreements (including all applicable schedules and exhibits thereto), but for greater certainty, shall not include the Non-Brokered Purchasers;

"**Qualification Event**" has the meaning given to that term on the face page of this Agreement;

"**Qualified Institutional Buyer**" means a "qualified institutional buyer" as that term is defined in Rule 144A under the U.S. Securities Act;

"**Qualifying Jurisdictions**" means each of the Designated Jurisdictions in Canada in which the Purchasers and the Agents are resident (but for greater certainty, shall not include Quebec);;

"**Registrable Securities**" means, collectively, the Convertible Debentures, the Warrants, the Warrant Shares, the Debenture Shares, the Broker Warrants, the Agents' Commission Shares and Agents' Commission Warrants comprising the Compensation Units and the Agents' Commission Warrant Shares;

"**Registration Statement**" has the meaning given to that term in Section 3(a)(i);

"**Regulation D**" means Regulation D adopted by the SEC under the U.S. Securities Act;

"**Regulation S**" means Regulation S adopted by the SEC under the U.S. Securities Act;

"**Reporting Jurisdictions**" the provinces of Alberta and Ontario;

"**SEC**" means the United States Securities and Exchange Commission;

"**Securities Commissions**" means, unless the context otherwise requires, the Canadian Securities Commissions, the SEC and all applicable securities commissions or securities regulatory authority in each of the Designated Jurisdictions;

"**Securities Laws**" means, unless the context otherwise requires, the Canadian Securities Laws, the U.S. Securities Laws and all applicable securities laws in each of the Designated Jurisdictions, the respective regulations made thereunder, together with applicable published fee schedules, prescribed forms, policy statements, multilateral and national instruments, orders, blanket rulings, notices and other regulatory instruments of the securities regulatory authorities in such jurisdictions;

"**Selling Firms**" has the meaning given to that term in Section 4(a);

"**Special Warrant**" has the meaning given to that term on the face page of this Agreement;

"**Special Warrant Agent**" has the meaning given to that term on the face page of this Agreement;

"**Special Warrant Certificates**" means the certificates representing the Special Warrants in a form acceptable to the Agents and the Corporation and attached as Schedule A to the Special Warrant Indenture;

"**Special Warrant Indenture**" has the meaning given to that term on the face page of this Agreement;

"**Subscription Agreements**" means, collectively, the subscription agreements for the Special Warrants, in the forms agreed upon by the Agents and the Corporation pursuant to which Purchasers agree to subscribe for and purchase the Special Warrants pursuant to the Offering as herein contemplated and shall include, for certainty, all schedules thereto; and "**Subscription Agreement**" means any one of them, as the context requires;

"**subsidiary**" has the meaning given to that term in the BC Act;

"**Subsidiaries**" means the subsidiaries of the Corporation; and "**Subsidiary**" means any one of them;

"**Supplementary Material**" means, collectively, any amendment to the Preliminary Qualification Prospectus or the Final Qualification Prospectus, or any amended or supplemental prospectus or ancillary materials that may be filed by or on behalf of the Corporation under the Canadian Securities Laws relating to the qualification for distribution of the Convertible Debenture Units under applicable Canadian Securities Laws;

"**Tax Act**" means the *Income Tax Act* (Canada);

"**Taxes**" has the meaning given to that term in Section 6(ff) of this Agreement;

"**Transaction Documents**" means, collectively, this Agreement, the Subscription Agreements, the Special Warrant Indenture, the Indenture, the Warrant Indenture and the Broker Special Warrant Certificates;

"**Trustee**" has the meaning given to that term on the second page of this Agreement;

"**Underlying Shares**" means the Debenture Shares, Warrant Shares, Agents' Commission Shares and the Agents' Commission Warrant Shares;

"**U.S. Accredited Investor**" means an "accredited investor" as that term is defined in Rule 501(a) of Regulation D;

"**U.S. Affiliate**" means an Agent's duly registered broker-deal affiliate in the United States;

"**U.S. Exchange Act**" means the *United States Securities Exchange Act of 1934*, as amended and the rules and regulations promulgated thereunder

"**U.S. GAAP**" means generally accepted accounting principles set forth in the opinions and

pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board and rules promulgated by the SEC and its related interpretations or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination;

"**U.S. Person**" means a "U.S. person", as such term is defined in Rule 902(k) of Regulation S under the U.S. Securities Act;

"**U.S. Securities Act**" means the *United States Securities Act of 1933*, as amended, and the rules and regulations promulgated thereunder;

"**U.S. Securities Laws**" means the United States federal securities laws, including, without limitation, the U.S. Securities Act and the U.S. Exchange Act and the rules and regulations promulgated thereunder and as may be amended from time to time, and applicable state securities laws;

"**United States**" and "**U.S.**" means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

"**Warrant**" has the meaning given to that term on the face page of this Agreement.

"**Warrant Agent**" means the warrant agent under the Warrant Indenture;

"**Warrant Certificates**" means certificates representing the Warrants in a form acceptable to the Agents and the Corporation and attached as Schedule A to the Warrant Indenture;

"**Warrant Indenture**" has the meaning given to that term on the second page of this Agreement; and

"**Warrant Shares**" has the meaning given to that term on the second page of this Agreement.

(b) The division of this Agreement into sections, subsections, paragraphs and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or the interpretation of this Agreement. Unless something in the subject matter or context is inconsistent therewith, references herein to sections, subsections, paragraphs and other subdivisions are to sections, subsections, paragraphs and other subdivisions of this Agreement.

(c) Unless otherwise expressly provided in this Agreement, (i) words importing only the singular number include the plural and vice versa and words importing gender include all genders; and (ii) all references to dollars or "$" are to Canadian dollars.

Section 2. Offering

(a) **The Offering**. The Corporation hereby appoints the Agents to act as exclusive agents to offer and sell the Special Warrants on a private placement basis and the Agents hereby accepts such appointment. Notwithstanding anything to the contrary contained herein or any oral representations or assurances previously or subsequently made by the parties hereto, this Agreement does not constitute a commitment by, or legally binding obligation of, the Agents or any of their respective affiliates to act as underwriters, initial purchasers, arrangers, and/or placement agents in connection with any offering of securities of the Corporation, including the Special Warrants, or to provide or arrange any financing, other than the appointment as agents in connection with the Offering in accordance with the prior sentence and otherwise on the terms set forth herein.

(b) **Sale on Exempt Basis.** The Agents shall use their "best efforts" to arrange for the purchase of the Special Warrants:

(i) in the Qualifying Jurisdictions on a private placement basis in compliance with applicable U.S. Securities Laws and Canadian Securities Laws;

(ii) in the United States and to, or for the account or benefit of, U.S. Persons that are Qualified Institutional Buyers or U.S. Accredited Investors in compliance with Section 8 hereto; and

(iii) in such other Designated Jurisdictions as may be agreed upon between the Corporation and the Agents, on a private placement basis in compliance with all applicable Securities Laws of such other Designated Jurisdictions provided that no prospectus, registration statement or similar document is required to be filed in such Designated Jurisdiction, no registration or similar requirement would apply with respect to the Corporation in connection with the Offering in such other Designated Jurisdiction and the Corporation does not become subject to ongoing continuous disclosure obligations in such other Designated Jurisdictions.

(c) **Filings.** The Corporation undertakes to file or cause to be filed all forms or undertakings required to be filed by the Corporation in connection with the issue and sale of the Special Warrants such that the distribution of the Special Warrants may lawfully occur without the necessity of filing a prospectus, a registration statement or an offering memorandum in Canada, the United States or elsewhere, and the Agents undertake to use their best efforts to cause Purchasers to complete any forms required by Canadian Securities Laws or other applicable Securities Laws. All fees payable in connection with such filings shall be at the expense of the Corporation.

(d) **No Offering Memorandum.** Neither the Corporation nor the Agents shall: (i) other than the Presentation, provide to prospective Purchasers any document or other material or information that would constitute an offering memorandum within the meaning of Canadian Securities Laws; or (ii) engage in any form of General Solicitation or General Advertising in connection with the offer and sale of the Special Warrants, including but not limited to, causing the sale of the Special Warrants to be advertised in any newspaper, magazine, printed public media, printed media or similar medium of general and regular paid circulation, broadcast over radio, television or telecommunications, including electronic display, or conduct any seminar or meeting relating to the offer and sale of the Special Warrants whose attendees have been invited by general solicitation or advertising.

(e) **Press Releases.** In order to comply with applicable U.S. Securities Laws, any press release announcing or otherwise concerning the Offering shall include an appropriate notation as follows: "Not for dissemination in the United States or through U.S. newswire services". In addition, any such press release shall contain the following disclaimer: "The securities being offered have not been, nor will they be, registered under the U.S. Securities Act, and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons (as defined in Rule 902(k) of Regulation S under the U.S. Securities Act) absent registration or an applicable exemption from the registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any State of the United States in which such offer, solicitation or sale would be unlawful."

Section 3. Filing of Registration Statement, Preliminary Qualification Prospectus and Final Qualification Prospectus

(a) **Registration Statement Matters.**

(i) The Corporation covenants with the Agents that the Corporation shall (i) use its commercially reasonable best efforts to prepare and file with the SEC within

forty-five (45) calendar days after the Closing Date a registration statement (on Form S-3, S-1, or other appropriate registration statement form reasonably acceptable to the Purchasers) under the U.S. Securities Act (the "**Registration Statement**"), at the sole expense of the Corporation, in respect of the Purchaser, so as to permit a public offering and resale of the Registrable Securities in the United States under the U.S. Securities Act; and (ii) use commercially reasonable best efforts to cause a Registration Statement to be declared effective by the SEC as soon as possible and not later than the earlier of (a) one hundred and twenty (120) calendar days (the "**Clearance Deadline**") from the date of filing the Registration Statement in the event of an SEC review of the Registration Statement, and (b) the fifth trading day (day on which the CSE is open for quotation) (each, a "**Trading Day**") following the date on which the Corporation is notified by the SEC that the Registration Statement will not be reviewed or is no longer subject to further review and comments, provided that if the SEC has not declared the Registration Statement to be effective prior to the Clearance Deadline, the Corporation shall continue to use its commercially reasonable efforts to have the Registration Statement declared effective by the SEC as soon as practicable following the Clearance Deadline. The Corporation will notify the Agent of the effectiveness of the Registration Statement within three Trading Days. The initial Registration Statement shall cover the resale of 100% of the Registrable Securities (including such indeterminate number of additional shares of common stock of the Corporation resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities), for an offering to be made on a continuous basis pursuant to Rule 415 (as promulgated by the SEC pursuant to the U.S. Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such rule).

(ii) Prior to the filing of the Registration Statement (and each amendment or supplement thereto) the Corporation will allow the Agents to review and comment on the Registration Statement (and each amendment or supplement thereto), and will allow the Agents to conduct all due diligence which they may reasonably require to conduct in order to fulfil their obligations as Agents;

(iii) If the staff of the SEC seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities that does not permit such Registration Statement to become effective and be used for resales by the Purchaser as selling stockholder and not as an underwriter under Rule 415 at then-prevailing market prices (and not fixed prices), or if after the filing of the initial Registration Statement with the SEC pursuant to Section 3(a)(i), the Corporation is otherwise required by the SEC to reduce the number of Registrable Securities included in such initial Registration Statement and, to the extent applicable, any other registration statements for the resale of securities of the Corporation by selling stockholders which may be integrated at the request of the SEC ("**Related Registration Statements**"), and after commercially reasonable efforts the Corporation is unable to dissuade the SEC of its position, then the Corporation shall reduce the number of Registrable Securities to be included in such initial Registration Statement, until such time as the Staff and the SEC shall so permit such Registration Statement to become effective and be used as aforesaid, by (i) first removing any securities to be included by any Person other than a Purchaser, (ii) reducing Registrable Securities represented by Warrant Shares (applied, in the case that some Warrant Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Warrant Shares held by such Holders) and (iii) remaining Registrable Securities will be removed from the Registration Statement pro rata between the selling shareholders included in the Registration

Statement and, if applicable, pro rata with Registrable Securities being registered for resale by the selling stockholders included in Related Registration Statement and, if applicable, pro rata with any common shares being registered for resale by selling stockholders in Related Registration Statements to the extent permitted by the registration rights of such selling stockholders.

(iv) In the event of any reduction in Registrable Securities pursuant to Section 3(a)(iii) above, then, in relation to any Registrable Securities not covered by the initial Registration Statement, the Corporation shall use commercially reasonable efforts to cause its legal counsel to deliver an opinion or such other documentation as may reasonably be required to effect sales of the Registrable Securities under Rule 144 and cover the costs related to such legal opinions. In relation to any Registrable Securities not covered by the initial Registration Statement, the Corporation shall file no later than 6 months following the effectiveness of the initial Registration Statement, one or more new Registration Statements, in accordance with Sections 3(a)(i) and 3(a)(iii) until (i) such time as all Registrable Securities required by Section 3(a)(i) have been included in Registration Statements that have been declared effective and the prospectus contained therein is available for use by the Purchasers or (ii) all such Registrable Securities can be sold pursuant to the provisions of Rule 144 under the U.S. Securities Act. In the event of a cutback hereunder, the Company shall give the Holder at least five (5) Trading Days prior written notice along with the calculations as to such Holder's allotment.

(v) The Corporation will use reasonable commercial best efforts to maintain the Registration Statement effective under the U.S. Securities Act until the later of the date (i) all of the Registrable Securities have been sold pursuant to such Registration Statement or Rule 144, if available, or (ii) until 6 months following the expiration of the Warrants. Upon the occurrence of any event which would cause the Registration Statement to cease to be effective or to be suspended, as promptly as reasonably possible under the circumstances taking into account the Corporation's good faith assessment of any adverse consequences to the Corporation and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Corporation will use its best efforts to ensure that the use of the Registration Statement or related prospectus may be resumed as promptly as is practicable. The Corporation shall be entitled to exercise its right under this Section to suspend the availability of a Registration Statement, for a period not to exceed 45 calendar days (which need not be consecutive days) in any 12-month period.

(vi) All the information and statements to be contained in the Registration Statement (and each amendment or supplement thereto), will, at the respective dates of filing thereof, disclose all material facts relating to the Corporation and the Registrable Securities and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (provided that this representation is not intended to extend to information and statements included in reliance upon and in conformity with information furnished to the Corporation by or on behalf of the Agents specifically for use therein);

(vii) Neither the Registration Statement nor any amendment or supplement thereto will contain a misrepresentation (provided that this representation is not intended to extend to information and statements included in reliance upon and in conformity with information furnished to the Corporation by or on behalf of the Agents specifically for use therein);

(viii) The Registration Statement (and each amendment or supplement thereto), will comply in all material respects with the applicable requirements of U.S. Securities Laws; and

(ix) The Corporation recognizes that it is fundamental to the Purchasers that the resale of the Registrable Securities be registered in the United States under the Registration Statement so that the Registrable Securities may be transferred without United States resale restrictions or effecting the trade in a manner which falls within one of the various private placement exemptions or exemptions from registration under applicable securities legislation or subject to any statutory or regulatory hold periods or trade restrictions in the United States (provided such trade is not by an "affiliate" as defined in Rule 144). The Corporation acknowledges that it is for this reason that the Corporation has agreed to use its commercially reasonable best efforts to ensure that the Registration Statement is to be filed with the SEC in the United States within the time periods contemplated by this Agreement.

(b) **Delivery of the Registration Statement.**

(i) The filing of the Registration Statement (or any amendment or supplement thereto) with the SEC shall constitute the representation and warranty of the Corporation to the Agents that, at the time of such delivery or filing, as the case may be:

A. such documents contain disclosure of all material facts relating to the Corporation and the Special Warrants and Registrable Securities, and no material facts have been omitted therefrom which are necessary to make the statements therein not misleading in light of the circumstances in which they are made;

B. such documents contain no misrepresentations; and

C. such documents comply in all material respects with U.S. Securities Laws;

(ii) Contemporaneously with or prior to the filing of the Registration Statement or any amendment thereto, as the case may be, the Corporation shall deliver to the Agents without charge copies of the Registration Statement and any amendment thereto, as applicable, including all documents incorporated by reference therein (to the extent not already delivered);

provided, however, that the foregoing representations and warranties will not apply with respect to information and statements contained in the Registration Statement or misrepresentations with respect thereto or omissions therefrom which relate solely to the Agents or information provided by the Agents.

(c) **Preliminary Qualification Prospectus.** The Corporation covenants with the Agents that: (i) the Corporation shall use commercially reasonable efforts to file the Preliminary Qualification Prospectus, in form and substance satisfactory to the Agents, acting

reasonably, with the Canadian Securities Commissions in the Qualifying Jurisdictions under the Canadian Securities Laws pursuant to the Passport System and shall designate the Province of Ontario as the principal jurisdiction thereunder, together with the required supporting documents; and (ii) following receipt of the Preliminary Receipt, the Corporation shall use commercially reasonable efforts to promptly resolve all comments received and deficiencies raised by the Canadian Securities Commissions.

(d) **Final Qualification Prospectus.** The Corporation covenants and agrees to use its commercially reasonable efforts to, as soon as practicable after all comments of the Canadian Securities Commissions have been satisfied with respect to the Preliminary Qualification Prospectus, prepare and file the Final Qualification Prospectus, in form and substance satisfactory to the Agents, with the Canadian Securities Commissions under the Canadian Securities Laws, together with the required supporting documents, and obtain the Final Receipt from the Ontario Securities Commission, as principal regulator, as soon as possible after the filing of the Final Qualification Prospectus. The Corporation shall promptly take, or cause to be taken, all commercially reasonable steps and proceedings that may from time to time be required under applicable Canadian Securities Laws to qualify the distribution of the Convertible Debenture Units in the Qualifying Jurisdictions and shall use its commercially reasonable efforts to ensure that such requirements (including the issuance of a Final Receipt for the Final Qualification Prospectus) shall be obtained promptly following the Closing Date.

(e) **Commercial Copies.** The Corporation shall cause commercial copies of the Final Qualification Prospectus and any Supplementary Material to be delivered to the Agents without charge, in such numbers and in such cities in the Qualifying Jurisdictions as the Agents may reasonably request. Such delivery shall be effected as soon as practicable and, in any event, within two Business Days after the filing thereof in the Qualifying Jurisdictions.

(f) **Due Diligence and Review of Offering Documents.** The form and substance of the Preliminary Qualification Prospectus, the Final Qualification Prospectus and any Supplementary Material shall be satisfactory to the Agents, acting reasonably, prior to the filing thereof with the Canadian Securities Commissions. Prior to the filing of the Preliminary Qualification Prospectus, the Final Qualification Prospectus and any Supplementary Material, the Corporation shall allow the Agents to participate fully in the preparation of such documents and shall allow the Agents to conduct all due diligence which the Agents may reasonably require in order to fulfill their obligations as agents and in order to enable the Agents to responsibly execute any certificate related to such documents required to be executed by them under applicable Canadian Securities Laws. Up to the Qualification Date, the Corporation shall allow the Agents to conduct any due diligence investigations that the Agents reasonably require to confirm as at any date that the Agents continue to have reasonable grounds for the belief that the Offering Documents do not contain a misrepresentation as at such date or as at the date of such Offering Documents.

(g) **Material Change.** Once the Preliminary Qualification Prospectus has been filed, comply with section 57 of the *Securities Act* (Ontario) and with any comparable provisions of the other Canadian Securities Laws, and the Corporation will prepare and file promptly any Supplementary Material which may be necessary and will otherwise comply with all legal requirements necessary to continue to permit the Convertible Debenture Units to be distributed in each of the Qualifying Jurisdictions as contemplated herein.

(h) **Deliveries.** The Corporation will deliver to the Agents prior to or concurrently with the filing of the Preliminary Qualification Prospectus and Final Qualification Prospectus and any Supplementary Material, as applicable, unless otherwise indicated:

(i) a copy of the Preliminary Qualification Prospectus, and the Final Qualification Prospectus manually signed on behalf of the Corporation, by the persons and in the form signed and certified as required by Canadian Securities Laws;

(ii) a copy of any Supplementary Material, or other document required to be filed with or delivered to, the Canadian Securities Commissions by the Corporation under Canadian Securities Laws in connection with the Offering, including any Documents Incorporated by Reference in the Preliminary Qualification Prospectus or the Final Qualification Prospectus (other than documents already filed publicly with the Canadian Securities Commissions);

(iii) concurrently with the filing of the Final Qualification Prospectus with the Canadian Securities Commissions, a "long-form" comfort letter of the Corporation's auditors dated the date of the Final Qualification Prospectus (with the requisite procedures to be completed by such auditor within two Business Days of the date of such letter), in form and substance satisfactory to the Agents, acting reasonably, addressed to the Agents and the directors and officers of the Corporation, with respect to certain financial and accounting information relating to the Corporation in the Final Qualification Prospectus including all Documents Incorporated by Reference, which letter shall be in addition to the auditors' reports incorporated by reference in the Final Qualification Prospectus;

(iv) copies of correspondence from the CSE, if any, indicating that the application for the listing for trading on the CSE of the Underlying Shares have been approved for listing subject only to satisfaction by the Corporation of customary listing conditions imposed by the CSE;

(v) a copy of any document filed with, or delivered to, the Canadian Securities Commissions by the Corporation under applicable Canadian Securities Laws with the Preliminary Qualification Prospectus, Final Qualification Prospectus and any Supplementary Material;

(vi) a certificate dated the date of the Final Qualification Prospectus, addressed to the Agents and signed by the Chief Executive Officer and the Chief Financial Officer of the Corporation, certifying for and on behalf of the Corporation, and not in their personal capacities, after having made due inquiries, with respect to the following matters:

A. the Corporation has complied in all material respects (except where already qualified by a materiality or Material Adverse Effect qualification, in which case the Corporation has complied in all respects) with all the covenants and satisfied in all material respects (except where already qualified by a materiality or Material Adverse Effect qualification, in which case the Corporation has satisfied in all respects) all the terms and conditions of this Agreement on its part to be complied with and satisfied at or prior to the date of the Final Qualification Prospectus;

B. no order, ruling or determination having the effect of ceasing or suspending trading in any securities of the Corporation or prohibiting the issue of the Convertible Debentures Units, Convertible Debentures or Debenture Shares or any of the Corporation's issued securities, having been issued, and no proceeding for such purpose being, to the knowledge of such officers, threatened or pending;

C. the representations and warranties of the Corporation contained in this Agreement and in any certificates of the Corporation delivered pursuant

to or in connection with this Agreement being true and correct in all material respects (or, in the case of any representation or warranty containing a materiality or Material Adverse Effect qualification, in all respects) as at the date of the Final Qualification Prospectus (other than those that speak to a specific time, in which case they shall have been true and correct in all material respects at such time), with the same force and effect as if made on and as at such date; and

D. since the initial Closing Time, there having been no material adverse change, financial or otherwise, in the assets, liabilities (contingent or otherwise), capital, business, prospects or results of operations of the Corporation and the Subsidiaries on a consolidated basis.

(vii) an opinion, subject to customary qualifications, of the United States legal counsel to the Corporation (it being understood that such counsel may rely to the extent appropriate in the circumstance as to matters of fact, on certificates of the Corporation executed on its behalf by a senior officer of the Corporation, or on opinions of local counsel in respect of the specific laws of certain of the Qualifying Jurisdictions) with respect to the following matters:

A. the Corporation has the necessary corporate power and authority to execute and deliver the Preliminary Qualification Prospectus and the Final Qualification Prospectus and the execution and delivery by the Corporation of the Preliminary Qualification Prospectus and the Final Qualification Prospectus and the filing thereof, as the case may be, in each of the Qualifying Jurisdictions in accordance with applicable Canadian Securities Laws, have been duly authorized by all necessary corporate action on the Corporation's part;

B. the attributes of the Special Warrants, Convertible Debenture Units, Convertible Debentures, Debenture Share, Warrants, Warrant Shares, Special Broker Warrants, Broker Warrants, Agents' Commission Shares, Agents' Commission Warrants and the Agents' Commission Warrant Shares are consistent in all material respects with the description thereof contained in the Final Qualification Prospectus; and

C. the Registration Statement was declared effective under the U.S. Securities Act on the applicable date, and no stop order suspending its effectiveness has been issued by the SEC, nor, to their knowledge, is a proceeding for that purpose pending before or contemplated or threatened by the SEC;

(viii) an opinion, subject to customary qualifications, of the Canadian legal counsel to the Corporation (it being understood that such counsel may rely to the extent appropriate in the circumstance as to matters of fact, on certificates of the Corporation executed on its behalf by a senior officer of the Corporation, or on opinions of local counsel in respect of the specific laws of certain of the Qualifying Jurisdictions) with respect to the following matters:

A. all necessary documents have been filed, all necessary proceedings have been taken and all legal requirements have been fulfilled as required under Canadian Securities Laws in order to: (i) qualify the distribution of the Convertible Debenture Units to the public in each of the Qualifying Jurisdictions by or through investment dealers and brokers duly registered under the applicable laws of such provinces who have complied with the relevant provisions of Canadian Securities Laws, and

(ii) qualify the distribution of the Broker Warrants to the Agents in the Qualifying Jurisdictions; and

B. the statements and opinions concerning tax matters set forth in the Final Qualification Prospectus under the headings (including for certainty, all subheadings under such headings) "Eligibility for Investment" and "Certain Canadian Federal Income Tax Considerations" insofar as they purport to describe the provisions of the laws referred to therein are fair and adequate summaries of the matters discussed therein subject to the qualifications, assumptions and limitations set out under such headings;

(ix) an opinion of the United States legal counsel to the Corporation, in form and substance reasonably satisfactory to the Corporation's transfer agent, addressed to the transfer agent that all restrictive legends can be removed from Offered Securities and the Compensation Securities; and

(x) opinions, comfort letters and other documents substantially similar to those referred to in this Section to the Agents with respect to any Supplementary Material, contemporaneously with, or prior to the filing of, any Supplementary Material.

(i) **Representations as to Offering Documents.** Filing and delivery to the Agents in accordance with this Agreement of any Offering Document shall constitute a representation and warranty by the Corporation to the Agents that, as at their respective dates, dates of filing and dates of delivery:

(i) the information and statements (except information and statements relating solely to the Agents, which have been provided by the Agents to the Corporation in writing specifically for use in any of the Offering Documents (collectively, "**Agents' Information**")) contained and incorporated by reference in such Offering Documents are true and correct and contain no misrepresentation and constitute full, true and plain disclosure of all material facts relating to the Corporation, the Special Warrants and the Convertible Debenture Units as required by applicable Canadian Securities Laws of the Qualifying Jurisdictions;

(ii) no material fact or information has been omitted from such disclosure (except for Agents' Information) that is required to be stated in such disclosure or that is necessary to make a statement contained in such disclosure not misleading in the light of the circumstances under which it was made; and

(iii) except with respect to any Agents' Information, such documents comply in all material respects with the requirements of Canadian Securities Laws.

Such filings shall also constitute the Corporation's consent to the Agents' use of the Offering Documents in connection with the distribution of the Convertible Debentures and Warrants comprising the Convertible Debenture Units in the Qualifying Jurisdictions in compliance with this Agreement and Canadian Securities Laws.

Section 4. Distribution and Certain Obligations of Agents

(a) Each of the Agents shall, and shall require any investment dealer or broker with which such Agent has a contractual relationship in respect of the distribution of the Special Warrants (each, a "**Selling Firm**") to agree to, comply with applicable Securities Laws in connection with the distribution of the Special Warrants.

(b) Each of the Agents shall, and shall require any Selling Firm to agree to, distribute the Special Warrants in a manner which complies with and observes all applicable Laws in each jurisdiction into and from which they may offer to sell the Special Warrants and will not, directly or indirectly, offer, sell or deliver any Special Warrants to any person in any jurisdiction other than in the Qualifying Jurisdictions except in a manner which will not require the Corporation to comply with the registration, prospectus, filing, continuous disclosure or other similar requirements under the applicable Laws of such other jurisdictions, obligate the Corporation to establish or maintain any office or director or office in such jurisdiction; or pay any unreasonable filing fees which relate to such other jurisdictions. Subject to the foregoing, the Agents and any Selling Firm shall be entitled to offer and sell the Special Warrants solely pursuant to an applicable exemption or exemptions from the registration and prospectus requirements of any other jurisdictions (other than the United States) in accordance with any applicable Laws in the jurisdictions in which the Agents and/or Selling Firms offer the Special Warrants.

(c) The Agents will use commercially reasonable efforts to obtain from each Purchaser a duly completed and executed Subscription Agreement and other forms required under applicable Securities Laws and the Agents shall at least two Business Days prior to the applicable Closing Date, provide the Corporation with copies of such Subscription Agreements and complete registration instructions in respect of the Special Warrants.

(d) The Agents shall supply the Corporation with such information respecting the Purchasers as the Corporation may require to comply with the Corporation's obligations under Securities Laws to report on the sales made pursuant to the Offering and respond to any requests of any Securities Commission in connection with any investigation or inquiry by such authority.

(e) The Agents will not advertise the Offering or sale of the Offered Securities in printed media of general and regular paid circulation, radio or television nor provide or make available to prospective purchasers of Offered Securities any document or material (other than the Presentation) which would constitute an offering memorandum as defined under Canadian Securities Laws.

Section 5. Conditions of the Offering

The obligation of the Purchasers to purchase the Special Warrants at the applicable Closing Time shall be subject to the performance by the Corporation of its obligations under this Agreement and each of the following conditions:

(a) receipt of evidence by the Agents, in a form acceptable to the Agents, acting reasonably, that all actions required to be taken by or on behalf of the Corporation, including the passing of all requisite resolutions of the directors and shareholders of the Corporation, having been taken so as to approve the execution and delivery of each of the Transaction Documents, the distribution of the Special Warrants, the issuance of the Convertible Debentures and Warrants comprising the Convertible Debenture Units issuable upon exercise of the Special Warrants, the issuance of the Debenture Shares upon conversion of the Convertible Debentures, the issuance of the Warrant Shares issuable upon exercise of the Warrants, the issuance of the Corporate Finance Shares, the issuance of the Broker Special Warrants, the issuance of the Broker Warrants on exercise of the Broker Special Warrants, the issuance of the Compensation Units on exercise of the Broker Warrants, the issuance of the Agents' Commission Shares and Agents' Commission Warrants comprising the Compensation Units and the issuance of the Agents' Commission Warrant Shares on exercise of the Agents' Commission Warrant;

(b) the Corporation delivering to the Agents, at the applicable Closing Time, a certificate dated the applicable Closing Date addressed to the Agents and signed by the Chief Executive Officer and the Chief Financial Officer of the Corporation, in a form satisfactory to the Agents, acting reasonably, certifying for and on behalf of the Corporation and without personal liability, after having made due enquiries, that:

(i) the Corporation has complied in all material respects (except where already qualified by materiality, in which case the Corporation has complied in all respects) with all the covenants and satisfied in all material respects (except where already qualified by materiality, in which case the Corporation has satisfied in all respects) all the terms and conditions of this Agreement on its part to be complied with and satisfied at or prior to the applicable Closing Time;

(ii) the representations and warranties of the Corporation contained in this Agreement and any certificate of the Corporation delivered hereunder are true and correct in all material respects (or, in the case of any representation or warranty containing a materiality or Material Adverse Effect qualification, in all respects) as at the applicable Closing Time with the same force and effect as if made on and as at such date;

(iii) since September 30, 2018, (A) there has been no material adverse change affecting the Corporation on a consolidated basis, and (B) no transaction has been entered into by the Corporation other than in the ordinary course of business;

(iv) there has been no change in any material fact (which includes the disclosure of any previously undisclosed material fact or a new material fact) which material fact or change is of such a nature as to render any statement in the Disclosure Record misleading or untrue in any material respect or which would result in a misrepresentation in the Disclosure Record or which would result in the Disclosure Record not complying with applicable Canadian Securities Laws or U.S. Securities Laws; and

(v) no order, ruling or determination having the effect of ceasing or suspending trading in any securities of the Corporation or prohibiting or suspending the offering, issue or sale of the Special Warrants or any of the Corporation's issued securities, having been issued, and no proceeding for such purpose being, to the knowledge of such officers, pending or threatened;

(c) the Agents receiving, at the applicable Closing Time a legal opinion dated the applicable Closing Date, to be addressed to the Agents, in form and substance acceptable to the Agents acting reasonably, of Dentons Canada LLP, counsel to the Corporation (who may rely, to the extent appropriate in the circumstances, on the opinions of local counsel acceptable to the Agents and may rely, to the extent appropriate in the circumstances, as to matters of fact, on certificates of officers, public and exchange officials or of the auditors of the Corporation), with respect to the following matters:

(i) that the Corporation is a reporting issuer under Canadian Securities Laws in each of the Reporting Jurisdictions and is not on the list of defaulting issuers maintained under such legislation;

(ii) that each Transaction Document constitutes a legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles

when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable Law;

(iii) that the offering, sale and issuance of the Special Warrants through the Agents to the Purchasers resident in the Qualifying Jurisdictions in accordance with the Subscription Agreements and the granting and the issuance of Corporate Finance Shares and the Broker Special Warrants to the Agents in accordance with the terms of this Agreement are exempt from the prospectus requirements of the Canadian Securities Laws, and the only filing, proceeding, approval, permit, consent or authorization required to be made, taken or obtained under the Canadian Securities Laws is the filing with the applicable provincial securities regulatory authorities within the prescribed time periods, the Presentation and a report in Form 45-106F1, as prescribed by NI 45-106, prepared and executed in accordance with applicable Canadian Securities Laws, together with the requisite filing fees;

(iv) that no prospectus is required nor are any other documents, proceedings or approvals, permits, consents or authorizations of regulatory authorities required to be filed, taken or obtained (other than those which have been filed, taken or obtained) under the Canadian Securities Laws to permit the issuance by the Corporation of (A) the Convertible Debentures and Warrants comprising the Convertible Debenture Units issuable on the exercise of the Special Warrants, (B) the Debenture Shares issuable on conversion of the Convertible Debentures, (C) the Warrant Shares issuable on the exercise of the Warrants, (D) the Broker Warrants issuable on exercise of the Broker Special Warrants, (E) the Agents' Commission Shares and Agents' Commission Warrants comprising the Compensation Units issuable upon exercise of the Broker Warrants, and (F) the Agents' Commission Warrant Shares issuable on the exercise of the Agents' Commission Warrants, provided that the following requirements are satisfied (the "**Conversion Requirements**"): (i) in the case of the Convertible Debentures and Warrants comprising the Convertible Debenture Units issuable upon the exercise of the Special Warrants, the Special Warrants are exercised in accordance with the terms of the Special Warrant Indenture; (ii) in the case of the Debenture Shares, the Convertible Debentures are exercised in accordance with the terms of the Debenture Indenture and such Convertible Debentures; (iii) in the case of the Warrant Shares, the Warrants are exercised in accordance with the terms of the Warrant Indenture and such Warrants; (iv) in the case of the Broker Warrants, the Broker Special Warrants are exercised in accordance with their terms; (v) in the case of the Agents' Commission Warrants, the Broker Warrants are exercised in accordance with their terms; (vi) in the case of the Agents' Commission Shares, the Broker Warrants are exercised in accordance with their terms; and (vii) in the case of the Agents' Commission Warrant Shares issuable upon the exercise of the Agents' Commission Warrants, the Agents' Commission Warrants are exercised in accordance with their terms;

(v) that the first trade by a Purchaser or Agent (as applicable) of the Special Warrants, the Broker Special Warrants, the Corporate Finance Shares, the Convertible Debentures, the Warrants, the Debenture Shares, the Warrant Shares, the Broker Warrants, the Agents' Commission Shares, the Agents' Commission Warrants and the Agents' Commission Warrant Shares will be, as applicable, a distribution subject to the prospectus requirements of the Canadian Securities Laws unless:

A. the Corporation is and has been a "reporting issuer" (within the meaning of Canadian Securities Laws) in a "jurisdiction of Canada" (as defined in NI 14-101 for the four months immediately preceding the trade;

B. at the time of such trade, at least four months have elapsed from the "distribution date" (as defined in section 1.1 of NI 45-102) of the Special Warrants, the Corporate Finance Shares or the Broker Special Warrants;

C. the Special Warrant Certificates, the Broker Special Warrant Certificates, the certificate representing the Corporate Finance Shares and if issued within four months from the "distribution date", the certificates representing the Convertible Debenture, the Warrants, the Debenture Shares and the Warrant Shares, as applicable, are endorsed with the legend required by subsection 2.5(2)3(i) of NI 45-102 (as applicable) or, if the circumstances in subsection 2.5(2)3.1 of NI 45-102 apply, the purchaser received written notice containing the legend restriction notation set out in subsection 2.5(2)3(i) of NI 45-102;

D. the trade is not a "control distribution" as defined in NI 45-102;

E. no unusual effort is made to prepare the market or to create a demand for the securities that are the subject of the trade (within the meaning of Canadian Securities Laws);

F. no extraordinary commission or consideration is paid to a person or company in respect of the trade (within the meaning of Canadian Securities Laws); and

G. if the selling security holder is an "insider" or "officer" of the Corporation (within the meaning of Canadian Securities Laws), such selling security holder has no reasonable grounds to believe that the Corporation is in default of "securities legislation" (as defined in NI 14-101);

(vi) that if the Final Qualification Prospectus qualifying the distribution by the Corporation of the Convertible Debenture Units has been filed before the Automatic Exercise Date, with a Final Receipt obtained therefor from, the Canadian Securities Commissions in the Qualifying Jurisdictions, and provided that (A) the Convertible Debenture Units and the Broker Warrants are distributed under the Final Qualification Prospectus and (B) for each security listed below other than the Convertible Debentures and Broker Warrants, the Conversion Requirements for the applicable security are satisfied, the first trade by a holder, of the Convertible Debentures and Warrants issuable upon exercise of the Special Warrants, the Debenture Shares issuable upon conversion of the Convertible Debentures, the Warrant Shares issuable upon exercise of the Warrants, the Broker Warrants issuable on exercise of the Broker Special Warrants, the Agents' Commission Shares and Agents' Commission Warrants issuable upon exercise of the Broker Warrants and the Agents' Commission Warrant Shares issuable on exercise of the Agents' Commission Warrants, in each case, will not be subject to the prospectus requirements under Canadian Securities Laws, will not be subject to any statutory hold period, and no filing, proceeding, approval, consent or authorization under Canadian Securities Laws will be required to be made, taken or obtained to permit the trade thereof in the Qualifying Jurisdictions through registrants registered under Canadian Securities Laws who have complied with such laws, provided that such sale is not a "control distribution" within the meaning of NI 45-102;

(vii) subject only to the listing conditions and the requirements set forth in the policies of the CSE, the Underlying Shares have been approved for listing on the CSE;

(viii) that Olympia Trust Company (or such other entity as may have been appointed as Trustee, Warrant Agent or Special Warrant Agent, as applicable), at its principal offices in Calgary, Alberta, is, as of the initial Closing Date, duly appointed as Trustee, Special Warrant Agent and as Warrant Agent under the Indenture, Special Warrant Indenture and the Warrant Indenture, respectively; and

(ix) as to such other matters as may reasonably be requested by the Agents, in a form acceptable to the Agents, acting reasonably;

(d) the Agents receiving, at the applicable Closing Time, a legal opinion dated the applicable Closing Date, addressed to the Agents and the Purchasers, in form and substance acceptable to the Agents, from Foley & Lardner LLP, United States legal counsel to the Corporation with respect to the incorporation and subsistence of each Material Subsidiary;

(e) the Agents receiving, at the applicable Closing Time on the applicable Closing Date, a legal opinion dated the applicable Closing Date, to be addressed to the Agents, in form and substance acceptable to the Agents, of Foley & Lardner LLP, United States legal counsel to the Corporation (who may rely, to the extent appropriate in the circumstances, on the opinions of local counsel acceptable to the Agents and may rely, to the extent appropriate in the circumstances, as to matters of fact, on certificates of officers, public and exchange officials or of the auditors of the Corporation), with respect to the following matters:

(i) as to the incorporation and valid existence of the Corporation;

(ii) that the Corporation has all necessary corporate power to own or lease its properties and assets, carry on its business as it is currently conducted, and to execute, deliver and perform its obligations under the Transaction Documents, and to issue and sell the Special Warrants, the Convertible Debentures and Warrants comprising the Convertible Debenture Units issuable upon exercise of the Special Warrants, the Debenture Shares upon conversion of the Convertible Debentures, the Warrant Shares issuable upon exercise of the Warrants, the Corporate Finance Shares, the Broker Special Warrants, the Broker Warrants on exercise of the Broker Special Warrants, the Compensation Units on exercise of the Broker Warrants, the Agents' Commission Shares and Agents' Commission Warrants comprising the Compensation Units issuable on exercise of the Broker Warrants and the Agents' Commission Warrant Shares on exercise of the Agents' Commission Warrants, as applicable;

(iii) the execution and delivery by the Corporation of the Transaction Documents and the performance by it of its obligations thereunder and the issuance of the Special Warrants, the Convertible Debentures and Warrants comprising the Convertible Debenture Units issuable upon exercise of the Special Warrants, the issuance of the Debenture Shares upon conversion of the Convertible Debentures, the issuance of the Warrant Shares issuable upon exercise of the Warrants, the issuance of the Corporate Finance Shares, the issuance of the Broker Special Warrants, the issuance of the Broker Warrants on exercise of the Broker Special Warrants, the issuance of the Compensation Unit on exercise of the Broker Warrants, the issuance of the Agents' Commission Shares and Agents' Commission Warrants comprising the Compensation Units issuable on exercise of the Broker Warrants and the issuance of the Agents' Commission

Warrant Shares on exercise of the Agents' Commission Warrants, as applicable, have been duly authorized by all necessary corporate action on the Corporation's part;

(iv) the Corporation has duly executed and delivered each of the Transaction Documents;

(v) the execution and delivery by the Corporation of each of the Transaction Documents and the performance by it of its obligations hereunder and thereunder and the issuance and sale of the Special Warrants, the Convertible Debentures and Warrants comprising the Convertible Debenture Units issuable upon exercise of the Special Warrants, the Debenture Shares upon conversion of the Convertible Debentures, the Warrant Shares issuable upon exercise of the Warrants, the Corporate Finance Shares, the Broker Special Warrants, the Broker Warrants on exercise of the Broker Special Warrants, the Compensation Units on exercise of the Broker Warrants, the Agents' Commission Shares and Agents' Commission Warrants comprising the Compensation Units issuable on exercise of the Broker Warrants and the Agents' Commission Warrant Shares on exercise of the Agents' Commission Warrants, as applicable, does not conflict with or result in a breach or violation of any of the terms of provisions of, or constitute a default under: (A) the constating documents of the Corporation; and (B) any Laws applicable to the Corporation in the United States;

(vi) that the Special Warrants and the Broker Special Warrants have been validly created and issued by the Corporation;

(vii) that the Corporate Finance Shares have been validly issued as fully paid and non-assessable Common Shares;

(viii) that the issuance of the Convertible Debentures and Warrants comprising the Convertible Debenture Units issuable upon exercise of the Special Warrants has been duly authorized by all necessary corporate action on the part of the Corporation and when issued in accordance with the terms of the Special Warrants, the Convertible Debentures and the Warrants will be validly created and issued by the Corporation;

(ix) that the issuance of the Broker Warrants issuable upon exercise of the Broker Special Warrants has been duly authorized by all necessary corporate action on the part of the Corporation and, when issued in accordance with the terms of the Broker Special Warrants, the Broker Warrants will be validly created and issued by the Corporation;

(x) that the issuance of the Debenture Shares has been duly authorized by all necessary corporate action on the part of the Corporation and, when issued in accordance with the terms of the Convertible Debentures, the Debenture Shares will be validly issued as fully paid and non-assessable Common Shares;

(xi) that the issuance of the Warrant Shares has been duly authorized by all necessary corporate action on the part of the Corporation and, when issued in accordance with the terms of the Warrants, the Warrant Shares will be validly issued as fully paid and non-assessable Common Shares;

(xii) that the issuance of the Agents' Commission Shares issuable upon exercises of the Broker Warrants has been duly authorized by all necessary corporate action on the part of the Corporation and, when issued in accordance with the terms of

the Broker Warrants, the Agents' Commission Shares will be validly issued as fully paid and non-assessable Common Shares;

(xiii) the issuance of the Agents' Commission Warrants issuable on exercise of the Broker Warrants has been duly authorized by all necessary corporation action on the part of the Corporation and, when issued in accordance with terms of the Broker Warrants, the Agents' Commission Warrants will be validly created and issued by the Corporation;

(xiv) that the issuance of the Agents' Commission Warrant Shares has been duly authorized by all necessary corporate action on the part of the Corporation and, when issued in accordance with the terms of the Agents' Commission Warrants, the Agents' Commission Warrant Shares will be validly issued as fully paid and non-assessable Common Shares;

(xv) that the form and terms of the Special Warrant Certificates, the Broker Special Warrant Certificates, the Broker Warrant Certificates, the Debentures Certificates, the Warrant Certificates, and the certificates representing the Corporate Finance Shares, Underlying Shares and Agents' Commission Warrants have been approved and adopted by the directors of the Corporation; and

(xvi) the offer and sale of the Offered Securities and the Compensation Securities is not required to be registered under the U.S. Securities Act, provided such offers and sales are made in accordance with this Agreement; it being understood that such counsel need not express its opinion with respect to any resale of the Offered Securities and the Compensation Securities;

(f) the Agents receiving at the applicable Closing Time, a certificate, signed by the Chief Executive Officer and the Chief Financial Officer of the Corporation (or such other officers as the Agents may agree to), in a form satisfactory to the Agents, acting reasonably, certifying for and on behalf of the Corporation and without personal liability, with respect to:

(i) the constating documents of the Corporation;

(ii) the resolutions of the board of directors of the Corporation relevant to the issue and sale of the Special Warrants, the Convertible Debentures and Warrants issuable upon exercise of the Special Warrants, the Debenture Shares issuable upon conversion of the Convertible Debentures, the Warrant Shares issuable upon exercise of the Warrants, the Corporate Finance Shares, the Broker Special Warrants, the Broker Warrants issuable on exercise of the Broker Special Warrants, the Agents' Commission Shares and Agents' Commission Warrants comprising the Compensation Units issuable upon exercise of the Broker Warrants, and the Agents' Commission Warrant Shares issuable on exercise of the Agents' Commission Warrants issuable thereunder and the authorization of the Transaction Documents and transactions contemplated herein and therein; and

(iii) the incumbency and signatures of signing officers of the Corporation;

(g) the Agents shall have received a certificate of status (or the equivalent) with respect to the jurisdiction in which the Corporation and each Material Subsidiary is incorporated, amalgamated or continued, as the case may be;

(h) the Agents shall have received the Special Warrant Certificates and the Broker Special Warrants Certificates in form and substance satisfactory to the Agents, acting reasonably;

(i) all consents, approval, permits, authorizations or filings as may be required under Canadian Securities Laws or U.S. Securities Laws necessary for the Offering and the transactions contemplated by this Agreement, shall have been obtained or made, as applicable;

(j) each of the Transaction Documents shall have been executed and delivered by the parties thereto in form and substance satisfactory to the Agents, acting reasonably;

(k) the Agents not having previously terminated their obligations pursuant to Section 10 of this Agreement;

(l) prior to the initial Closing Time, the Corporation shall use reasonable efforts to cause each of the executive officers and directors of the Corporation to enter into an undertaking in favour of the Agents (the "**Lock-Up Agreements**") pursuant to which such person shall agree not to, directly or indirectly, offer, issue, sell, grant, secure, pledge, or otherwise transfer, dispose of or monetize, or engage in any hedging transaction, or enter into any form of agreement or arrangement the consequence of which is to alter economic exposure to, or announce any intention to do so, in any manner whatsoever, any Common Shares or securities convertible into, exchangeable for, or otherwise exercisable to acquire Common Shares or other equity securities of the Corporation for a period of 120 days after the final Closing Date, without the prior written consent of the Lead Agent, on behalf of the Agents, (such consent not to be unreasonably withheld or delayed);

(m) the Agents shall have completed, to their satisfaction, their due diligence review of the Corporation and its Subsidiaries and each of their respective businesses, operations and financial condition; and

(n) the Agents shall have received at the applicable Closing Time such further certificates, opinions of counsel and other documentation from the Corporation contemplated herein, provided, however, that the Agents or their counsel shall request any such certificate or document within a reasonable period prior to the applicable Closing Time that is sufficient for the Corporation to obtain and deliver such certificate, opinion or document.

Section 6. Additional Representations and Warranties of the Corporation

The Corporation hereby represents and warrants to the Agents and to the Purchasers, and acknowledges that each of them is relying upon such representations and warranties in connection with the completion of the Offering, that as of the date hereof:

(a) each of the Corporation and the Subsidiaries: (A) is a corporation duly incorporated, continued or amalgamated and validly existing under the laws of the jurisdiction in which it was incorporated, continued or amalgamated, as the case may be; (B) has all requisite corporate or limited liability company power and authority and is duly qualified and holds all necessary permits, licences and authorizations necessary or required to carry on its business as now conducted to own, lease or operate its properties (including the Owned Real Property) and assets; (C) where required, has been duly qualified as an extra-provincial corporation or foreign corporation for the transaction of business and is in good standing under the Laws of each jurisdiction in which it owns or leases property, or conducts business unless, in each case, the failure to do so would not individually or in the aggregate, have a Material Adverse Effect; and (D) no steps or proceedings have

been taken by any person, voluntary or otherwise, requiring or authorizing its dissolution or winding up;

(b) the Corporation has all requisite corporate or limited liability company power, authority and capacity to enter into each of the Transaction Documents and to perform the transactions contemplated herein and therein, including, without limitation, to issue the Special Warrants, the Corporate Finance Shares, the Broker Special Warrants, the Broker Warrants and the Convertible Debentures and Warrants comprising the Convertible Debenture Units issuable upon exercise of the Special Warrants, the Debenture Shares issuable upon conversion of the Convertible Debentures, the Warrant Shares issuable upon exercise of the Warrants, the Agents' Commission Shares and Agents' Commission Warrants comprising the Compensation Units issuable upon exercise of the Broker Warrants, and the Agents' Commission Warrant Shares issuable on exercise of the Agents' Commission Warrants, as applicable;

(c) other than the Material Subsidiaries, upon closing of the Offering, the Corporation has no direct or indirect subsidiary nor any investment or any proposed investment in any person which in either case is or could be material to the business and affairs of the Corporation or which otherwise is required to be disclosed in the Disclosure Record;

(d) neither the Corporation nor any of the Subsidiaries is (i) in violation of its constating documents, or (ii) in default of the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, trust deed, joint venture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or its property may be bound, except in the case of clause (ii) as disclosed in writing by the Corporation to the Agents or for any such violations or defaults that would not result in a Material Adverse Effect;

(e) to the knowledge of the Corporation, no counterparty to any material obligation, agreement, covenant or condition contained in any contract, indenture, trust deed, mortgage, loan agreement, note, lease or other agreement or instrument to which the Corporation or any Subsidiary is a party is in default in the performance or observance thereof, except where such violation or default in performance would not have a Material Adverse Effect;

(f) the Corporation (either directly or indirectly through a Subsidiary) owns all of the issued and outstanding securities of each Subsidiary (other than YMY Ventures, LLC), free and clear of all encumbrances, claims or demands whatsoever and no person has any agreement, option, right or privilege (whether pre-emptive or contractual) capable of becoming an agreement, for the purchase from any person (other than the Corporation) of any interest in any of the shares in the capital of any Subsidiary. All of the issued and outstanding shares of the Subsidiaries are outstanding as fully paid and non-assessable shares;

(g) other than in respect of certain United States federal laws relating to the cultivation, distribution or possession of marijuana in the United States to be disclosed in the Offering Documents and other related judgments, orders or decrees, each of the Corporation and the Subsidiaries has conducted and is conducting its business in compliance with all applicable Laws and regulations of each jurisdiction in which it carries on business, except where the failure to so comply would not have a Material Adverse Effect, and each of the Corporation and the Subsidiaries holds all material requisite licences, registrations, qualifications, permits and consents necessary or appropriate for carrying on its business as currently carried on and all such licences, registrations, qualifications, permits and consents are valid and subsisting and in good standing in all material respects. Without limiting the generality of the foregoing, neither the Corporation nor any Subsidiary has received a written notice of non-compliance, nor does the Corporation

know of, nor have reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such laws, regulations or permits which would have a Material Adverse Effect. Neither the Corporation nor any Subsidiary is required to obtain any permits or licences from Health Canada or any similar federal, provincial, state or municipal regulatory body or self-regulatory body in connection with the current conduct of its business and all revenues of the Corporation derived therefrom, other than in respect of certain United States federal laws relating to the cultivation, distribution or possession of marijuana in the United States to be disclosed in the Offering Documents and other related judgments, orders or decrees;

(h) the Corporation is in compliance in all material respects with all of the rules, policies and requirements of the CSE;

(i) no order, ruling or determination having the effect of suspending the sale or ceasing the trading in any securities of the Corporation has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or, to the knowledge of the Corporation, are pending, contemplated or threatened by any regulatory authority;

(j) other than the Leased Premises and except as disclosed in the Disclosure Record, each of the Corporation and the Subsidiaries is the absolute legal and beneficial owner of, and has good and marketable title to, all of the material properties and assets thereof as described in the Disclosure Record, and no other property or assets are necessary for the conduct of the business of the Corporation and the Subsidiaries as currently conducted. Any and all of the agreements and other documents and instruments pursuant to which each of the Corporation or the Subsidiaries holds the property and assets thereof (including any interest in, or right to earn an interest in, any Intellectual Property) are valid and subsisting agreements, documents and instruments in full force and effect, enforceable in accordance with the terms thereof, and such properties and assets are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situated, and all material leases, licenses and other agreements pursuant to which the Corporation or any Subsidiary derives the interests thereof in such property are in good standing. The Corporation does not know of any claim or the basis for any claim that might or could materially and adversely affect the right of the Corporation or any Subsidiary to use, transfer or otherwise exploit their respective assets, none of the properties (or any interest in, or right to earn an interest in, any property) of the Corporation or any Subsidiary is subject to any right of first refusal or purchase or acquisition right, and neither the Corporation nor any Subsidiary has a responsibility or obligation to pay any commission, royalty, licence fee or similar payment to any person with respect to the property and assets thereof;

(k) neither the Corporation nor any of the Subsidiaries owns any real property, other than the Owned Real Property;

(l) no legal or governmental proceedings or inquiries are pending to which the Corporation or any Subsidiary is a party or to which the property thereof is subject that would result in the revocation or modification of any certificate, authority, permit or license necessary to conduct the business now owned or operated by the Corporation or any Subsidiary which, if the subject of an unfavourable decision, ruling or finding could reasonably be expected to have a Material Adverse Effect and, to the knowledge of the Corporation, no such legal or governmental proceedings or inquiries have been threatened against or are contemplated with respect to the Corporation or any Subsidiary or with respect to the properties or assets thereof;

(m) there are no actions, suits, judgments, investigations or proceedings of any kind whatsoever outstanding, pending or, to the best of the Corporation's knowledge,

threatened against or affecting the Corporation or any Subsidiary, or the directors, officers or employees thereof, at law or in equity or before or by any commission, board, bureau or agency of any kind whatsoever and, to the best of the Corporation's knowledge, there is no basis therefor and neither the Corporation nor any Subsidiary is subject to any judgment, order, writ, injunction, decree, award, rule, policy or regulation of any governmental authority, which, either separately or in the aggregate, may have a Material Adverse Effect or that would materially adversely affect the ability of the Corporation to perform its obligations under the Transaction Documents, other than in respect of certain United States federal laws relating to the cultivation, distribution or possession of marijuana in the United States to be disclosed in the Offering Documents and other related judgments, orders or decrees;

(n) at the applicable Closing Time all consents, approvals, permits, authorizations or filings as may be required to be made or obtained by the Corporation under Canadian Securities Laws necessary for the execution and delivery of the Transaction Documents, and the creation, issuance and sale, as applicable, of the Special Warrants and the consummation of the transactions contemplated hereby and thereby will have been made or obtained, as applicable, (other than the filing of reports required under applicable Canadian Securities Laws within the prescribed time periods, which documents shall be filed as soon as practicable after the applicable Closing Date and, in any event, within such deadline imposed by applicable Canadian Securities Laws);

(o) the authorized and issued share capital of the Corporation consists of 100,000,000 Common Shares, 50,000,000 shares of series A preferred stock and 50,000,000 shares of series B preferred stock, of which 14,215,600 Common Shares and no shares of series A or series B preferred stock were issued and outstanding as at the close of business on December 24, 2018. As of the date hereof, there are no securities convertible or exercisable to acquire Common Shares other than as disclosed in the Disclosure Record. To the knowledge of the Corporation, there is not any agreement which, in any manner, affects the voting control of any securities of the Corporation or any of its Subsidiaries;

(p) there are no contracts or agreements between either the Corporation or a Subsidiary and any person granting such person the right to require the Corporation or the Subsidiary to file a registration statement under U.S. Securities Laws or, except as contemplated by this Agreement, a prospectus under Canadian Securities Laws, with respect to any securities of the Corporation or any Subsidiary owned or to be owned by such person that require the Corporation or a Subsidiary to include such securities in the securities qualified for distribution under the Offering Documents;

(q) there are no voting trusts or agreements, shareholders' agreements, buy sell agreements, rights of first refusal agreements, agreements relating to restrictions on transfer, pre-emptive rights agreements, tag-along agreements, drag-along agreements or proxies relating to any of the securities of the Corporation or the Subsidiaries, to which the Corporation or any of the Subsidiaries is a party;

(r) the Special Warrants, the Corporate Finance Shares, the Broker Special Warrants, the Convertible Debentures and the Warrants issuable upon exercise of the Special Warrants, the Debenture Shares issuable upon conversion of the Convertible Debentures, the Warrant Shares issuable upon exercise of the Warrants, the Broker Warrants on exercise of the Broker Special Warrants, the Agents' Commission Shares and Agents' Commission Warrants issuable upon exercise of the Broker Warrants and the Agents' Commission Warrant Shares issuable on exercise of the Agents' Commission Warrants, as applicable, have been authorized and reserved and allotted for issuance, as applicable;

(s) at the applicable Closing Time, the Special Warrants and the Broker Special Warrants will be duly and validly issued and created;

(t) the Convertible Debentures and Warrants will be, at the applicable Closing Date, duly authorized and validly allotted for issuance by the Corporation and, when issued in accordance with the terms of Special Warrants, will be validly created and issued;

(u) the Debenture Shares will be, at the applicable Closing Date, duly authorized and validly allotted for issuance by the Corporation and when, issued in accordance with the terms of the Convertible Debentures, will be outstanding as fully paid and non-assessable Common Shares of the Corporation, on payment of the purchase price therefor;

(v) upon the due exercise of the Warrants in accordance with the provisions thereof, the Warrant Shares issuable upon the exercise thereof will be duly and validly issued as fully paid and non-assessable Common Shares of the Corporation, on payment of the purchase price therefor;

(w) the Special Warrants, the Corporate Finance Shares, the Broker Special Warrants, and the Convertible Debentures and Warrants issuable upon exercise of the Special Warrants, the Debenture Shares issuable upon conversion of the Convertible Debentures, the Warrant Shares issuable upon exercise of the Warrants, the Broker Warrants issuable on exercise of the Broker Special Warrants, the Agents' Commission Shares and Agents' Commission Warrants issuable upon exercise of the Broker Warrants and the Agents' Commission Warrant Shares issuable on exercise of the Agents' Commission Warrants, as applicable, will not be subject to a restricted period or to a statutory hold period under the Canadian Securities Laws which extends beyond four months and one day after the applicable Closing Date in accordance with and subject to the conditions set out in NI 45-102;

(x) the execution and delivery of each of the Transaction Documents, the performance by the Corporation of its obligations hereunder or thereunder, the issue and sale of the Special Warrants hereunder and the consummation of the transactions contemplated in this Agreement, including the issuance and delivery of the Convertible Debentures and Warrants issuable upon exercise of the Special Warrants, the issuance of the Corporate Finance Shares, the granting of the Broker Special Warrants, the issuance of the Broker Warrants issuable upon exercise of the Broker Special Warrants, the issuance and delivery of the Debenture Shares upon conversion of the Debentures, the issuance of the Warrants Shares issuable upon exercise of the Warrants, the issuance of the Agents' Commission Shares and Agents' Commission Warrants upon exercise of the Broker Warrants, the issuance of the Agents' Commission Warrant Shares issuable upon exercise of the Agents' Commission Warrants, as the case may be, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (whether after notice or lapse of time or both): (A) any Laws applicable to the Corporation including, without limitation, the Securities Laws; (B) the constating documents, by-laws or resolutions of the Corporation which are in effect at the date hereof; (C) any Material Agreement, contract, agreement, instrument, Debt Instrument, lease or other document to which the Corporation is a party or by which it is bound which, either separately or in the aggregate, may have a Material Adverse Effect; or (D) any judgment, decree or order binding the Corporation or the property or assets of the Corporation;

(y) at the applicable Closing Time, the Corporation shall have duly authorized and executed and delivered the Transaction Documents and upon such execution and delivery each shall constitute a valid and binding obligation of such Corporation and each shall be enforceable against such Corporation in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization,

moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable Law;

(z) the Financial Statements have been prepared in accordance with U.S. GAAP, as applicable, and present fairly, in all material respects, the financial position (including the assets and liabilities, whether absolute, contingent or otherwise) of the Corporation as at such dates and results of operations of the Corporation for the periods then ended and there has been no material change in accounting policies or practices of the Corporation or the Subsidiaries since September 30, 2017. All disclosures in the Disclosure Record regarding "non-GAAP financial measures" (as such term is defined by the rules and regulations of the SEC) comply in all material respects to U.S. Securities Laws, to the extent applicable;

(aa) there are no material liabilities of the Corporation or the Subsidiaries whether direct, indirect, absolute, contingent or otherwise required to be disclosed in the Financial Statements which are not disclosed or reflected in the Financial Statements, except those disclosed in the Disclosure Record;

(bb) the financial information included in the Disclosure Record presents fairly in all material respects the consolidated financial position, results of operations, deficit and cash flow of the Corporation, respectively, as at the dates and for the periods indicated;

(cc) the Corporation's auditors are independent public accountants as required under applicable Canadian Securities Laws and there has never been a reportable event (within the meaning of NI 51-102) between the Corporation and such auditors or any former auditors of the Corporation;

(dd) the Corporation's board of directors has appointed an audit committee whose composition satisfies the requirements of NI 52-110, and the audit committee of the Corporation operates in accordance with, and the responsibilities of the Corporation's audit committee comply with, all material requirements of NI 52-110;

(ee) there are no off-balance sheet transactions, arrangements or obligations (including contingent obligations) of the Corporation or the Subsidiaries with unconsolidated entities or other persons that may have a material current or future effect on the financial condition, changes in financial condition, results of operations, earnings, cash flow, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses of the Corporation or any Subsidiary or that would reasonably be expected to be material to an investor in making a decision to purchase the Special Warrants;

(ff) all taxes (including income tax, capital tax, payroll taxes, employer health tax, workers' compensation payments, property taxes, sales taxes, custom and land transfer taxes), duties, royalties, levies, imposts, assessments, reassessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto (collectively, "**Taxes**") due and payable by the Corporation and the Subsidiaries have been paid or accrued, except where the failure to pay such Taxes would not constitute an adverse material fact in respect of the Corporation or the Subsidiaries or have a Material Adverse Effect. All tax returns, declarations, remittances and filings required to be filed by the Corporation and the Subsidiaries have been filed with all appropriate Governmental Authorities and all such returns, declarations, remittances and filings are complete and accurate and no material fact or facts have been omitted therefrom which would make any of them misleading, except where the failure to file such documents would not constitute an adverse material fact in respect of the Corporation or the Subsidiaries or have a Material Adverse Effect. Other than as

disclosed in writing to the Agents or in respect of an audit of its GST filings, to the knowledge of the Corporation, no examination of any tax return of the Corporation is currently in progress and there are no issues or disputes outstanding with any Governmental Authority respecting any Taxes that have been paid, or may be payable, by the Corporation or the Subsidiaries, in any case except where such examinations, issues or disputes would not constitute an adverse material fact in respect of the Corporation or have a Material Adverse Effect;

(gg) the Corporation maintains a system of internal accounting controls sufficient to provide reasonable assurances that transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets;

(hh) except as provided for hereunder, as disclosed in the Financial Statements, the Corporation is not party to any Debt Instrument or any agreement, contract or commitment to create, assume or issue any Debt Instrument and does not have any loans or other indebtedness outstanding which has been made to any of its shareholders, officers, directors or employees, past or present, or any person not dealing at arm's length with the Corporation (as such term is defined in the Tax Act). The Corporation has not guaranteed the obligations of any person;

(ii) during the previous 12 months, the Corporation has not, directly or indirectly, declared or paid any dividend or declared or made any other distribution on any of its shares or securities of any class, or, directly or indirectly, redeemed, purchased or otherwise acquired any of its Common Shares or securities or agreed to do any of the foregoing;

(jj) each of the Corporation, its Subsidiaries either owns or has a license to use all proprietary rights provided in law and at equity to all patents, trademarks, copyrights, industrial designs, software, trade secrets, know-how, concepts, information and other intellectual and industrial property (collectively, "**Intellectual Property**") necessary to permit the Corporation, the Subsidiaries to conduct their respective businesses as currently conducted. None of the Corporation or the Subsidiaries has received any notice nor does the Corporation or any Subsidiary have knowledge of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interests of the Corporation or the Subsidiaries therein and which infringement or conflict (if subject to an unfavourable decision, ruling or finding) or invalidity or inadequacy would have a Material Adverse Effect;

(kk) the Corporation and each of the Subsidiaries has taken all reasonable steps to protect its owned Intellectual Property in those jurisdictions where, in the reasonable opinion of the Corporation, the Corporation and/or each Subsidiary carries on a sufficient business to justify such filings;

(ll) to the knowledge of the Corporation, there are no material restrictions on the ability of the Corporation or any of the Subsidiaries to use all rights in the Intellectual Property required in the ordinary course of the business of the Corporation or the Subsidiaries, as applicable. None of the rights of the Corporation or the Subsidiaries in the Intellectual Property will be impaired or affected in any way by the transactions contemplated by this Agreement;

(mm) neither the Corporation nor any Subsidiary has received any notice or claim (whether written or oral) challenging its ownership or right to use of any Intellectual Property or suggesting that any other person has any claim of legal or beneficial ownership or other claim or interest with respect thereto;

(nn) none of the rights of the Corporation or any Subsidiary in the Intellectual Property will be impaired or affected in any way by the transactions contemplated by this Agreement;

(oo) there are no material restrictions on the ability of the Corporation or the Subsidiaries to use and exploit all rights in the Intellectual Property required in the ordinary course of business of the Corporation or the Subsidiaries;

(pp) all registrations of Intellectual Property are in good standing and are recorded in the name of the Corporation or one of the Subsidiaries, or in the name of the parties that have licensed that Intellectual Property to the Corporation or the Subsidiaries, as applicable, in the appropriate offices to preserve the rights thereto. Other than as would not have a Material Adverse Effect, all such registrations have been filed, prosecuted and obtained in accordance with all applicable legal requirements and are currently in effect and in compliance with all applicable legal requirements. No registration of Intellectual Property has expired, become abandoned, been cancelled or expunged, or has lapsed for failure to be renewed or maintained, except where such expiration, abandonment cancellation, expungement or lapse would not have a Material Adverse Effect;

(qq) any and all of the Material Agreements and other material documents and instruments pursuant to which any of the Corporation and/or a Subsidiary holds the property and assets thereof (including any interest in, or right to earn an interest in, any Intellectual Property) are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with terms thereof, none of the Corporation nor a Subsidiary is in default of any of the material provisions of any such agreements, documents or instruments nor has any such default been alleged and such properties and assets are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situated, all material leases, licences and other agreements pursuant to which the Corporation or a Subsidiary derives the interests thereof in such property and assets are in good standing and there has been no material default under any such lease, licence or agreement. None of the properties (or any interest in, or right to earn an interest in, any property) of the Corporation or a Subsidiary is subject to any right of first refusal or purchase or acquisition right;

(rr) except as disclosed in the Disclosure Record, none of the directors, officers or employees of the Corporation or the Subsidiary, any person who owns, directly or indirectly, more than 10% of any class of securities of the Corporation or securities of any person exchangeable for more than 10% of any class of securities of the Corporation, or any associate or affiliate of any of the foregoing, had or has any material interest, direct or indirect, in any transaction (other than in connection with the Offering) or any proposed transaction (including, without limitation, any loan made to or by any such person) with the Corporation which, as the case may be, materially affects, is material to or will materially affect the Corporation or any Subsidiary;

(ss) the Corporation is not party to any agreement, nor is the Corporation aware of any agreement, which in any manner affects the voting control of any of the securities of the Corporation or the Subsidiaries;

(tt) none of the Corporation or any of the Subsidiaries is a party to, bound by or, to the knowledge of the Corporation, affected by any commitment, agreement or document containing any covenant which expressly and materially limits the freedom of the Corporation or the Subsidiaries to compete in any line of business, transfer or move any of its respective assets or operations or which adversely materially affects the business practices, operations or condition of the Corporation or the Subsidiaries;

(uu) none of the Corporation or any of the Subsidiaries has ever been in violation of, in connection with the ownership, use, maintenance or operation of the property and assets

thereof, any applicable Environmental Laws which could reasonably be expected to have a Material Adverse Effect;

(vv) Olympia Trust Company, at its principal offices in Calgary, Alberta will be, as of the applicable Closing Date, duly appointed as Special Warrant Agent under the Special Warrant Indenture, Trustee under the Debenture Indenture and as Warrant Agent under the Warrant Indenture, respectively;

(ww) the issue of the Special Warrants, the Corporate Finance Shares, the Broker Special Warrants, the Convertible Debentures and Warrants issuable upon exercise of the Special Warrants, the Debenture Shares issuable upon conversion of the Convertible Debentures, the Warrant Shares issuable upon exercise of the Warrants, the Broker Warrants issuable on exercise of the Broker Special Warrants, the Agents' Commission Shares and Agents' Commission Warrants issuable upon exercise of the Broker Warrants and the Agents' Commission Warrant Shares issuable on exercise of the Agents' Commission Warrants, as applicable, will not be subject to any pre-emptive right or other contractual right to purchase securities granted by the Corporation or to which the Corporation is subject that has not been waived. No holder of outstanding shares in the capital of the Corporation is at the applicable Closing Time or will be following the applicable Closing Time entitled to any pre-emptive or any similar rights to subscribe for any Common Shares or other securities of the Corporation;

(xx) none of the Corporation or, to the knowledge of the Corporation, the Subsidiaries is and has ever been in violation of, in connection with the ownership, use, maintenance or operation of the property (including the Owned Real Property) and assets thereof, any Environmental Laws;

(yy) each of the Corporation and the Subsidiaries has all Environmental Permits and is in compliance with any material requirements thereof;

(zz) there are no, to the knowledge of the Corporation, pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigation or proceedings relating to any Environmental Laws against the Corporation or any Subsidiary, which if determined adversely, would reasonably be expected to have a Material Adverse Effect;

(aaa) none of the Corporation or the Subsidiaries has used the Owned Real Property, the Leased Premises or any facility which it previously owned or leased, to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any Hazardous Materials;

(bbb) as of the date hereof, other than in respect of certain United States federal laws relating to the cultivation, distribution or possession of marijuana in the United States to be disclosed in the Offering Documents and other related judgments, orders or decrees, there are no past unresolved, or, to the knowledge of the Corporation, pending or threatened, claims, complaints, notices or requests for information with respect to any alleged violation of any Law and no conditions exist at, on or under the Owned Real Property or any Leased Premises which, with the passage of time, or the giving of notice or both, would give rise to liability under any Law that, individually or in the aggregate, has or may reasonably be expected to have a Material Adverse Effect with respect to the Corporation or the Subsidiaries;

(ccc) to the knowledge of the Corporation, there are no environmental audits, evaluations, assessments, studies or tests relating to the Owned Real Property or the Leased Premises;

(ddd) with respect to each of the Leased Premises, the Corporation and the Subsidiaries, as applicable, occupies the Leased Premises and has the exclusive right to occupy and use the Leased Premises and each of the leases pursuant to which the Corporation or any Subsidiary, as applicable, occupies the Leased Premises is in good standing and in full force and effect. The performance of obligations pursuant to and in compliance with the terms of this Agreement and the completion of the transactions described herein by the Corporation, will not afford any of the parties to such leases or any other person the right to terminate such leases or result in any additional or more onerous obligations under such leases. The Corporation has provided the Agents with true and complete copies of all leases in respect of the Leased Premises;

(eee) except as disclosed in the Financial Statements, the Corporation has good registered and marketable title to the Owned Real Property free of all material mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever, and property rights (including access rights) as are necessary for the conduct of the business of the Corporation as currently conducted or contemplated to be conducted;

(fff) the Corporation does not have knowledge of any claim or basis for any claim that might or could adversely affect the right of the Corporation to use, transfer or otherwise exploit the Owned Real Property in accordance with a licence from Health Canada;

(ggg) other than in respect of certain United States federal laws relating to the cultivation, distribution or possession of marijuana in the United States to be disclosed in the Offering Documents and other related judgments, orders or decrees, the Corporation is not aware of any licensing or legislation, regulation, by-law or other lawful requirement of any Governmental Authority having lawful jurisdiction over the Corporation presently in force or, to its knowledge, proposed to be brought into force, or any pending or contemplated change to any licensing or legislation, regulation, by-law or other lawful requirement of any Governmental Authority having lawful jurisdiction over the Corporation or any Subsidiary presently in force, that the Corporation anticipates the Corporation or any Subsidiary will be unable to comply with or which could reasonably be expected to materially adversely affect the business of the Corporation or any Subsidiary or the business environment or legal environment under which such entity operates;

(hhh) each of the Corporation and the Subsidiaries is in compliance with all laws respecting employment and employment practices, terms and conditions of employment, pay equity and wages, except where non-compliance with such laws could not reasonably be expected to have a Material Adverse Effect;

(iii) all information which has been prepared by the Corporation relating to the Corporation, the Subsidiaries and their respective business, properties and liabilities and made available to the Agents, including for greater certainty, the Presentation, was, as of the date of such information and is as of the date hereof, true and correct in all material respects, taken as a whole, does not contain a misrepresentation and no fact or facts have been omitted therefrom which would make such information materially misleading;

(jjj) to the best of the Corporation's knowledge, all forecasts, budgets or projections set forth in the Presentation were prepared in good faith, disclosed all relevant assumptions and contain reasonable estimates of the prospects of the business of the Corporation;

(kkk) the Corporation has a reasonable basis for disclosing any forward-looking information contained in the Presentation, and such forward looking information contained in the Presentation reflects the best currently available estimates and good faith judgments of the management of the Corporation, as the case may be, as to the matters covered thereby;

(lll) to the knowledge of the Corporation, the Presentation complies in all material respects with applicable Canadian Securities Laws;

(mmm) there are no material events relating to the Corporation or any Subsidiary required to be disclosed pursuant to applicable Canadian Securities Laws or U.S. Securities Laws which are not referenced in the Disclosure Record;

(nnn) information available on the Corporation's profile at www.sedar.com was accurate and complete on the date of filing such information and such information does not contain a misrepresentation;

(ooo) other than as previously disclosed in the Disclosure Record, the Corporation has not entered into any agreement to complete any "significant acquisition" nor is it proposing any "probable acquisitions" (as such terms are defined in NI 51-102) that would require the filing of a "business acquisition report" (as defined in NI 51-102) pursuant to Canadian Securities Laws;

(ppp) with respect to forward-looking information contained in the Disclosure Record:

(i) the Corporation had a reasonable basis for the forward-looking information at the time the disclosure was made;

(ii) all forward-looking information is identified as such, and all such documents caution users of forward-looking information that actual results may vary from the forward-looking information and identifies material risk factors that could cause actual results to differ materially from the forward-looking information; and states the material factors or assumptions used to develop forward-looking information;

(iii) all future-oriented financial information and each financial outlook: (A) has been prepared in accordance with U.S. GAAP, using the accounting policies the Corporation expects to use to prepare its historical financial statements for the period covered by the future-oriented financial information or the financial outlook; (B) presents fully, fairly and correctly in all material respects the expected results of the operations for the periods covered thereby; (C) is based on assumptions that are reasonable in the circumstances, reflect the Corporation's intended course of action, and reflect management's expectations concerning the most probable set of economic conditions during the periods covered thereby; and

(iv) is limited to a period for which the information in the future-oriented financial information or financial outlook can be reasonably estimated;

(qqq) all filings and fees required to be made and paid by the Corporation pursuant to applicable Laws and general corporate and Canadian Securities Laws in the Qualifying Jurisdictions have been made and paid and such disclosure and filings were true and accurate in all material respects as at the respective dates thereof and the Corporation has not filed any confidential material change reports or similar confidential report with any Canadian Securities Commissions that are still maintained on a confidential basis;

(rrr) the Corporation is currently a "reporting issuer" in each of the Reporting Jurisdictions and is in compliance, in all material respects, with all of its obligations as a reporting issuer and since incorporation has not been the subject of any investigation by any stock exchange or any Securities Commission, is current with all filings required to be made by it under Canadian Securities Laws and U.S. Securities Laws and other laws, is not aware of any deficiencies in the filing of any documents or reports with any Securities

Commissions and there is no material change relating to the Corporation which has occurred and with respect to which the requisite news release or material change report has not been filed with the Securities Commissions;

(sss) the Corporation is or will be (prior to the date of the Preliminary Qualification Prospectus) an eligible short-form issuer in each of the Qualifying Jurisdictions and is qualified under NI 44-101 to file a prospectus in the form of a short form prospectus in each of the Qualifying Jurisdictions and on the date of and upon filing of the Final Qualification Prospectus there will be no documents required to be filed under Canadian Securities Laws in connection with the distribution of the Convertible Debenture Units and the Broker Warrants that will not have been filed as required;

(ttt) the Corporation is in compliance in all material respects with its continuous and timely disclosure obligations under Canadian Securities Laws and the rules and regulations of the CSE and has filed all documents required to be filed by it with the Canadian Securities Commissions under applicable Canadian Securities Laws, and no document has been filed on a confidential basis with the Canadian Securities Commissions that remains confidential at the date hereof. None of the documents filed in accordance with applicable Canadian Securities Laws contained, as at the date of filing thereof, a misrepresentation;

(uuu) the Corporation has not withheld from the Agents any material fact relating to the Corporation, any Subsidiary or to the Offering;

(vvv) the minute books and corporate records of the Corporation and the Subsidiaries for the period from incorporation to the date hereof made available to the Agents contain copies of all proceedings (or certified copies thereof or drafts thereof pending approval) of the shareholders and the directors (or any committee thereof) thereof and there have been no other meetings, resolutions or proceedings of the shareholders or directors of the Corporation or the Subsidiaries to the date hereof not reflected in such corporate records, other than those which are not material to the Corporation or the Subsidiaries, as the case may be;

(www) other than the Agents, there is no person acting or purporting to act at the request or on behalf of the Corporation that is entitled to any brokerage or finder's fee or other similar compensation in connection with the transactions contemplated by this Agreement or the Concurrent Offering;

(xxx) the Corporation and each Subsidiary maintains insurance by insurers of recognized financial responsibility, against such losses, risks and damages to their assets in such amounts as are customary for the business in which they are engaged and on a basis consistent with reasonably prudent persons in comparable businesses, and all of the policies in respect of such insurance coverage, fidelity or surety bonds insuring the Corporation and the Subsidiaries, and their respective directors, officers and employees, and the Corporation's and the Subsidiaries' assets, are in good standing and in full force and effect in all respects, and not in default. Each of the Corporation and each Subsidiary is in compliance with the terms of such policies and instruments in all material respects and there are no material claims by the Corporation or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Corporation has no reason to believe that it will not be able to renew such existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business, and neither the Corporation nor any Subsidiary has failed to promptly give any notice of any material claim thereunder;

(yyy) none of the Corporation or any Subsidiary, or, to the knowledge of the Corporation, any employee or agent thereof, has made any unlawful contribution or other payment to any official of, or candidate for, any federal, state, provincial or foreign office, or failed to disclose fully any contribution, in violation of any law, or made any payment to any foreign, Canadian, governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by applicable Laws;

(zzz) the operations of the Corporation and its Subsidiaries in each of the State of Oregon, Nevada, Florida, Oklahoma and New Jersey, and all revenue derived therefrom, are currently limited to owning a greenhouse facility, subleasing a facility to a licensed processor or licensed distributor, selling branded packaging and licensing brands to one or more unaffiliated third-parties that hold licenses in accordance with applicable state or municipal cannabis laws and neither the Corporation nor any of its Subsidiaries is required to hold, apply for or otherwise obtain a license or other regulatory approval under such applicable state or municipal cannabis laws in order to conduct its business as presently conducted;

(aaaa) the operations of the Corporation and each Subsidiary have been conducted at all times in compliance with the applicable federal and state laws relating to terrorism or money laundering ("**Anti-Terrorism Laws**"), including: the financial recordkeeping and reporting requirements of The Bank Secrecy Act of 1970, as amended; Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the "**Executive Order**"); the Corruption of Foreign Public Officials Act (Canada), the Foreign Corrupt Practices Act of 1977 (United States), as amended, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, and the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), and neither the Corporation nor any Subsidiary is (i) a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (ii) a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person with which the Agents or any other persons are prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (iv) a person that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order; or (v) a person that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control ("**OFAC**") at its official website or any replacement website or other replacement official publication of such list or any other person (including any foreign country and any national of such country) with whom the United States Treasury Department prohibits doing business in accordance with OFAC regulations. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Corporation or the Subsidiary with respect to Anti-Terrorism Laws is, to the knowledge of the Corporation or any Subsidiary, pending or threatened. The Corporation and each Subsidiary, and their affiliates have conducted their businesses in compliance with the Anti-Terrorism Laws and will implement and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with the Anti-Terrorism Laws;

(bbbb) the Disclosure Record, when they were or are filed with the Canadian Securities Commissions and with the SEC, conformed or will conform in all material respects to the applicable requirements of applicable Securities Laws, the U.S. Exchange Act and the applicable rules and regulations of the SEC thereunder and when read together did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(cccc) the audited financial statements of the Corporation as at and for the year ended September 30, 2017 and unaudited interim financial statements as at and for the nine month period ended June 30, 2018 (collectively, the "**Financial Statements**") have been prepared in accordance with U.S. GAAP, as applicable, and present fairly, in all material respects, the financial position (including the assets and liabilities, whether absolute, contingent or otherwise) of the Corporation as at such dates and results of operations of the Corporation for the periods then ended and there has been no material change in accounting policies or practices of the Corporation or the Subsidiaries since September 30, 2017. All disclosures in the Disclosure Record regarding "non-GAAP financial measures" (as such term is defined by the rules and regulations of the SEC) comply in all material respects to U.S. securities laws, to the extent applicable;

(dddd) other than disclosed in the Public Record and in addition to securities issued in connection with the Offering, no holder of outstanding securities of the Corporation will be entitled to any pre-emptive or any similar rights to subscribe for any of the Common Shares or other securities of the Corporation and no rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares in the capital of the Corporation are outstanding. Other than the holders of the Special Warrants and purchasers in the Offering, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Corporation under the U.S. Securities Act; and

(eeee) other than the notification filing on Form D required to be filed with the SEC 15 days after the applicable Closing Date and the filing of a report in Form 45-106F1, as prescribed by National Instrument 45-106, to be filed with the Canadian Securities Commissions 10 days after the applicable Closing Date, all filings required to be made by the Corporation and the Subsidiaries pursuant to the Securities Laws and general corporate law applicable to them have been made and such filings were true and accurate as at the respective dates thereof and the Corporation has not filed any confidential material change reports.

Section 7. Covenants of the Corporation

The Corporation covenants with the Agents that the Corporation shall during the period from the date of this Agreement until the first to occur of (i) the Qualification Event, and (ii) the day that is six months after the Closing Date:

(a) promptly provide to the Agents copies of any filings made by the Corporation or the Subsidiaries of information relating to the Offering with any Securities Commissions or any regulatory body in Canada or any other jurisdiction;

(b) promptly provide to the Agents drafts of any press releases and other public documents of the Corporation relating to the Offering for review by the Lead Agent prior to issuance, and give the Lead Agent a reasonable opportunity to provide comments on any such press release or other public document, subject to the Corporation's timely disclosure obligations under applicable Canadian Securities Laws;

(c) from the time it has filed a Preliminary Qualification Prospectus, promptly inform the Agents in writing of the particulars of:

(i) any material change (whether actual, anticipated, contemplated or proposed by, or threatened), financial or otherwise, in the assets, liabilities (contingent or otherwise), business, affairs, operations, cash flow or capital of the Corporation and its Subsidiaries, taken as a whole;

(ii) any material fact which has arisen or has been discovered or any new material fact which would have been required to have been stated in the Offering Documents had that fact arisen or been discovered on, or prior to, the date of any of the Offering Documents, as the case may be; or

(iii) any change in any material fact (which for the purposes of this Agreement shall be deemed to include the disclosure of any previously undisclosed material fact or any new material fact) contained or incorporated by reference in any of the Offering Documents or whether any event or state of facts has occurred after the date of this Agreement, which, in any case, is of such a nature as to render any of the Offering Documents untrue or misleading in any material respect or to result in any misrepresentation in any of the Offering Documents including as a result of any of the Offering Documents containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not false or misleading in the light of the circumstances in which it was made, which would result in any Offering Document not complying with applicable Canadian Securities Laws or which would reasonably be expected to have an effect on the market price or value of the Common Shares;

(d) advise the Agents, promptly after receiving notice or obtaining knowledge thereof, of: (1) the issuance by any Securities Commission or similar regulatory authority of any order suspending or preventing the use of any Offering Document; (2) the suspension of the qualification for distribution of the Convertible Debentures and Warrants comprising the Convertible Debenture Units in any of the Qualifying Jurisdictions; (3) the institution, threatening or contemplation of any proceeding for any such purposes; (4) any requests made by any Securities Commission or similar regulatory authority for information amending or supplementing any of the Offering Documents or for additional information; (5) the receipt by the Corporation of any material communication, whether written or oral, from any Securities Commission or similar regulatory authority or any stock exchange, relating to the distribution of the Convertible Debentures and Warrants comprising Convertible Debenture Units or Debenture Shares issuable upon exercise of the Special Warrants; (6) the receipt by the Corporation of any material communication, whether written or oral, from any Securities Commission, the CSE or any other competent authority, relating to the Offering or any Offering Document; (7) any notice for other correspondence received by the Corporation from any Governmental Authority and any requests from such bodies for information, a meeting or a hearing relating to the Corporation, the Offering, the issue and sale of the Special Warrants, the issue of the Convertible Debentures and Warrants comprising Convertible Debenture Units or Debenture Shares issuable upon exercise of the Special Warrants or any other event or state of affairs that could, individually, or in the aggregate, have a Material Adverse Effect; or (8) the issuance by any Securities Commission, the CSE or any other competent authority, including any other Governmental Authority, of any order to cease or suspend trading or distribution of any securities of the Corporation or of the institution, threat of institution of any proceedings for that purpose or any notice of investigation that could potentially result in an order to cease or suspect trading or distribution of any securities of the Corporation, and will use its commercially reasonable efforts to prevent the issuance of any order referred to in (1) and (8) above and, if any such order is issued, to obtain the withdrawal thereof as quickly as possible;

(e) comply with Sections 6.5 and 6.6 of NI 41-101 and with the comparable provisions of the other relevant Canadian Securities Laws. The Corporation will promptly prepare and file with the Canadian Securities Commissions any Supplementary Material which in the opinion of the Agents and the Corporation, each acting reasonably, may be necessary or advisable, and will otherwise comply with all legal requirements necessary to qualify the Convertible Debenture Units issuable upon exercise of the Special Warrants for

distribution. If the Corporation and the Agents in good faith disagree as to whether a change, fact or event requires the filing of any Supplementary Material in compliance with Sections 6.5 or Section 6.6 of NI 41-101, the Corporation will prepare and file promptly at the request of the Agents any Supplementary Material which, in the opinion of the Agents, acting reasonably, may be necessary or advisable. Upon receipt of any Supplementary Material the Agents shall, as soon as possible, send such Supplementary Material to purchasers of the Special Warrants;

(f) in addition to the provisions of Section 7(a) – Section 7(e) hereof, the Corporation shall, in good faith discuss with the Agents any circumstance, change, event or fact contemplated in Section 7(a) – Section 7(e) hereof which is of such a nature that there is or could be reasonable doubt as to whether notice should be given to the Agents under Section 7(a) – Section 7(e) hereof and shall consult with the Agents with respect to the form and content of any Supplementary Material proposed to be filed by the Corporation, it being understood and agreed that no such Supplementary Material shall be filed with any Canadian Securities Commission prior to the review and approval thereof by the Agents, acting reasonably;

(g) deliver to the Agents prior to the filing of the Preliminary Qualification Prospectus and Final Qualification Prospectus, a copy thereof signed and certified as required by the applicable Canadian Securities Laws;

(h) advise the Agents, promptly after receiving notice thereof, of the time when the Preliminary Qualification Prospectus, the Final Qualification Prospectus and any Supplementary Material has been filed and receipts therefor (if any) have been obtained pursuant to the Canadian Securities Laws and will provide evidence reasonably satisfactory to the Agents of each such filing and copies of such receipts;

(i) prior to filing the Final Qualification Prospectus, file or cause to be filed with the CSE all necessary documents and shall take or cause to be taken all necessary steps to ensure that the Corporation has obtained all necessary approvals for the Underlying Shares to be listed on the CSE;

(j) until the Maturity Date, use its commercially reasonable efforts to remain a corporation validly subsisting under the laws under which it is currently subsisting, licensed, registered or qualified as an extra-provincial or foreign corporation in all jurisdictions where the character of its properties owned or leased or the nature of the activities conducted by it make such licensing, registration or qualification necessary and shall carry on its business in the ordinary course and in compliance in all material respects with all applicable Laws of each such jurisdiction, provided that the Corporation shall not be required to comply with the terms of this Section 7(j) following the completion of a merger, amalgamation, arrangement, business combination or take-over bid pursuant to which the Corporation ceases to be a "public company" (within the meaning of the *Business Corporations Act* (Ontario));

(k) other than in the event of an acquisition of all of the issued and outstanding Common Shares by way of take-over bid merger, amalgamation, plan of arrangement or similar transaction or following a sale of all or substantially all of the assets of the Corporation, until the Maturity Date, use commercially reasonable efforts to maintain its status as a "reporting issuer" under the Canadian Securities Laws of a jurisdiction of Canada, not in default of any requirement of such Canadian Securities Laws;

(l) other than in the event of an acquisition of all of the issued and outstanding Common Shares by way of take-over bid merger, amalgamation, plan of arrangement or similar transaction or following a sale of all or substantially all of the assets of the Corporation, until the Maturity Date, use commercially reasonable efforts to maintain the listing of the

Common Shares on the CSE or another recognized stock exchange or quotation system in Canada;

(m) fulfil or cause to be fulfilled, at or prior to the applicable Closing Time each of the conditions required to be fulfilled by it set out in Section 5 hereof;

(n) fulfill all legal requirements to permit the creation and issuance of the Debentures and Warrants comprising the Convertible Debenture Units and the Broker Warrants at the Closing Time and the issuance of the Debenture Shares issuable upon conversion or exercise of the Debentures, the Warrants and the Compensation Units, as applicable, all as contemplated by the Transaction Documents, and file or cause to be filed all forms, notices, documents, applications, undertakings or certificates required to be filed by the Corporation in connection with the Offering so that the distribution of such securities may lawfully occur without the necessity of filing a prospectus in Canada or a registration statement in the United States or similar document in any other jurisdiction;

(o) ensure that, the Warrants, the Broker Special Warrants and the Broker Warrants shall be validly created and shall have attributes corresponding in all material respects to the description thereof set forth in this Agreement, the Warrant Indenture and the Broker Special Warrant Certificates;

(p) ensure that, at the applicable Closing Time, the Corporation is a "reporting issuer" under Canadian Securities Laws in good standing in each of the Reporting Jurisdictions;

(q) file the Presentation with the applicable Canadian Securities Commissions within the time period prescribed by applicable Securities Laws;

(r) use the net proceeds of the Offering in the manner specified in the Term Sheet attached to the Subscription Agreement;

(s) in the event that a Purchaser who acquires Convertible Debenture Units upon exercise or deemed exercise of the Special Warrants is or becomes entitled under Canadian Securities Laws to the remedy of rescission by reason of a misrepresentation in the Final Qualification Prospectus, or any Supplementary Material, the Corporation hereby agrees that such holder shall, subject to available defences and any limitation period under Canadian Securities Laws, be entitled to rescission not only of the holder's exercise or deemed exercise of its Special Warrants, but also of the private placement transaction under this Agreement pursuant to which the Special Warrants were initially acquired (i.e. the Offering), and shall be entitled in connection with such rescission to a full refund of all consideration paid to the Corporation on the acquisition of the Special Warrants. The Corporation agrees that the foregoing rights shall be described in the Preliminary Qualification Prospectus, the Final Qualification Prospectus and any Supplementary Material, and the Corporation agrees to and shall comply with such contractual right of rescission;

(t) ensure that, at all times prior to the Maturity Date or date of exercise, as applicable, a sufficient number of Common Shares are allotted and reserved for issuance upon the due conversion of the Convertible Debentures and exercise of the Warrants, Broker Warrants and the Agents' Commission Warrants in accordance with their terms;

(u) for the period of 120 days following the applicable Closing Date, not, directly or indirectly, offer, issue, sell, grant, secure, pledge, or otherwise transfer, dispose of or monetize, or engage in any hedging transaction, or enter into any form of agreement or arrangement the consequence of which is to alter economic exposure to, or announce any intention to do so, in any manner whatsoever, any Common Shares or securities convertible into,

exchangeable for, or otherwise exercisable to acquire Common Shares or other equity securities of the Corporation, without the prior written consent of the Lead Agent (such consent not to be unreasonably withheld), other than in conjunction with: (i) the grant of stock options and other similar issuances pursuant to the stock option plan of the Corporation and other share compensation arrangements, provided such options and other similar securities are granted or issued with an exercise price not less than the Conversion Price; (ii) the exercise of warrants or stock options outstanding as of the date of the Engagement Letter; (iii) the issuance of securities in connection with property or share acquisitions in the normal course of business; or (iv) the Non-Brokered Offering;

(v) cause the executive officers and the directors to deliver to the Agents the Lock-Up Agreements; and

(w) promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, such further acts, documents and things for the purpose of giving effect to this Agreement and the transactions contemplated herein.

Section 8. Compliance with U.S. Securities Laws

(a) Representations and Covenants of the Corporation Regarding U.S. Securities Laws

The Corporation represents, warrants, covenants and agrees to and with the Agents as of the date hereof and the applicable Closing Date that:

(i) it is not, and as a result of the sale of the Offered Securities will not be, an "investment company" as defined in the United States Investment Company Act of 1940, as amended, registered or required to be registered under such Act;

(ii) Neither it nor any of its affiliates, nor any person acting on their behalf (other than the Agents, their U.S. Affiliates or any person acting on its or their behalf, in respect to whom no representation is made):

A. has made or will make any Directed Selling Efforts in the United States with respect to any of the Special Warrants;

B. has offered or will offer to sell, or has solicited or will solicit offers to buy, any of the Special Warrants in the United States or, to or for the account or benefit of, persons in the United States or U.S. Persons by means of General Solicitation or General Advertising, which includes, without limitation, any advertisements, articles, notices or other communications published on the Internet or in any newspaper, magazine or similar media or broadcast over the Internet, radio or television, or any seminar or meeting whose attendees had been invited by General Solicitation or General Advertising, or in any manner involving a public offering within the meaning of Section 4(a)(2) of the U.S. Securities Act; or

C. has violated or will violate Regulation M under the U.S. Exchange Act in connection with the offer and sale of the Offered Securities;

(iii) except with respect to the offer and sale of the Offered Securities offered hereby, it has not and will not, for a period beginning six months prior to the commencement of the Offering and ending six months after the completion of the Offering, sold, offered for sale or solicited any offer to buy any of its securities in the United States or, to for the account or benefit of, persons in the United States or U.S. Persons in a manner that would be integrated with and would cause the

exemption from registration provided by Rule 506(b) of Regulation D to be unavailable with respect to offers and sales of the Special Warrants;

(iv) subject to Section 8(a)(viii) of this Agreement, it covenants and agrees with the Agents to execute or procure the execution of all documents and to take or cause to be taken all such steps as may be reasonably necessary or desirable to establish, to the satisfaction of counsel for the Agents and counsel for the Corporation, any and all legal requirements to enable the Agents to offer the Special Warrants for sale in the United States or to, or for the account or benefit of, persons in the United States and U.S. Persons in compliance with Rule 506(b) of Regulation D in accordance with this Agreement, provided such offers and sales are made only to U.S. Accredited Investors or Qualified Institutional Buyers;

(v) none of it, its affiliates, or any person acting on its or their behalf (other than the Agents, their affiliates or any person acting on its or their behalf, in respect of which no representation, warranty, covenant or agreement is made):

A. has taken or will take any action that would cause the exemption provided by Rule 506(b) of Regulation D to be unavailable for offers and sales of the Special Warrants in the United States or to, or for the account or benefit of, persons in the United States or U.S. Persons in accordance with this Agreement,

B. has taken or will take any action that would cause the exclusion from registration afforded by Rule 903 of Regulation S to be unavailable for offers and sales of the Special Warrants outside the United States to non-U.S. Persons in accordance with this Agreement, or

C. will: (i) take an action that would cause the exemption provided by Section 3(a)(9) of the U.S. Securities Act to be unavailable for the exchange of Special Warrants for Convertible Debenture Units; and (ii) pay or give any commission or other remuneration, directly or indirectly, for soliciting the exchange of Special Warrants for Convertible Debenture Units;

(vi) except with respect to sales in accordance with Section 8(a) of this Agreement in reliance upon the exemption from registration provided by Rule 506(b) of Regulation D, none of it, its affiliates, or any person acting on its or their behalf, has made or will make:

A. any offer to sell, or any solicitation of an offer to buy, any Special Warrants in the United States or to, or for the account or benefit of, a U.S. Person or a person in the United States; or

B. any sale of any Special Warrants unless, at the time the buy order was or will have been originated, the Purchaser is:

1 outside the United States and not a U.S. Person; or

2 it, its affiliates, and any person acting on their behalf reasonably believes that the Purchaser is outside the United States and not a U.S. Person;

(vii) it shall refuse to register and transfer any Offered Securities that is not made accordance with Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from such registration and the Offered Securities shall bear a legend to the foregoing effect, as well as a notation that hedging transactions involving such securities may not be conducted unless in compliance with the U.S. Securities Act;

(viii) it will, within prescribed time periods, prepare and file any forms or notices required under the U.S. Securities Laws in connection with the offer and sale of the Offered Securities, including filing a Form D with the SEC in a timely manner;

(ix) neither it nor any of its predecessors or affiliates has been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failure to comply with Rule 503 of Regulation D;

(x) it will comply with the U.S. Securities Act so as to permit the completion of the distribution of the Special Warrants as contemplated hereby and in the Transaction Documents;

(xi) none of it or any of its predecessors or subsidiaries has had the registration of a class of securities under the U.S. Exchange Act revoked by the SEC pursuant to Section 12(j) of the U.S. Exchange Act and any rules or regulations promulgated under the U.S. Securities Act;

(xii) the representations, warranties and covenants by it contained in this Section 8(a) shall be true and correct as of the applicable Closing Time, with the same force and effect as if then made by it;

(xiii) the Corporation is subject to Section 13 or Section 15(d) of the U.S. Exchange Act and is current with SEC filings;

(xiv) it is not an "ineligible issuer" as defined under Rule 405 under the U.S. Securities Act;

(xv) it will file promptly all reports and any definitive proxy or information statements required to be filed by the Corporation with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the U.S. Exchange Act subsequent to the effective date of the Registration Statement and for so long as the delivery of the Registration Statement is required in connection with the offering or sale of the Registrable Securities;

(xvi) no forward looking statement (within the meaning of Section 27A of the U.S. Securities Act) included or incorporated by reference in the Registration Statement has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith; and

(xvii) with respect to the Special Warrants to be offered and sold hereunder in reliance on Rule 506(b) of Regulation D, none of the Corporation, any of its predecessors, any director, executive officer, or other officer of the Corporation participating in the Offering, any beneficial owner of 20% or more of the Corporation's outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the U.S. Securities Act but excluding the Agents, their U.S. Affiliates and their respective affiliates or any person acting on its or their behalf, as to whom the Corporation makes no

representation, warranty, acknowledgement, covenant or agreement) connected with the Corporation in any capacity at the time of sale (each, an "Issuer Covered Person" and, together, "Issuer Covered Persons") is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) of Regulation D (a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) of Regulation D. The Corporation has exercised reasonable care to determine: (i) the identity of each person that is an Issuer Covered Person; and (ii) whether any Issuer Covered Person is subject to a Disqualification Event. The Corporation has complied, to the extent applicable, with its disclosure obligations under Rule 506(e) of Regulation D, and has furnished to the Agents a copy of any disclosures provided thereunder. The Corporation has not paid and will not pay, nor is it aware of any person that has paid or will pay, directly or indirectly, any remuneration to any person (other than the Dealer Covered Persons (as defined below)) for solicitation of purchasers of the Special Warrants.

(b) Undertakings of the Agents in Compliance with Regulation S

Each of the Agents, on their own behalf and on behalf of their U.S. Affiliate, represents, warrants, covenants and agrees to and with the Corporation that except as otherwise permitted by Section 8(c) of this Agreement, it will offer and sell the Offered Securities only in accordance with Rule 903 of Regulation S. Accordingly, none of the Agents, the U.S. Affiliates, or any person acting on their behalf has made or will make (except as permitted by Section 8(c) of this Agreement) as of the date hereof and the applicable Closing Date:

(i) any offer to sell, or any solicitation of an offer to buy, the Offered Securities in the United States or to, or for the account or benefit of, any U.S. Person or any person in the United States;

(ii) any sale of the Offered Securities to any Purchaser unless, at the time the buy order was or will have been originated the Purchaser is:

A. outside the United States and not a U.S. Person and not acting for the account or benefit of a person in the United States or a U.S. Person; or

B. the Agents, their affiliates and any person acting on their behalf reasonably believes that the Purchaser is outside the United States and not a U.S. Person and not acting for the account or benefit of a person in the United States or a U.S. Person;

(iii) any Directed Selling Efforts in the United States with respect to any of the Offered Securities;

(iv) any offers or sales of the Offered Securities during the Distribution Compliance Period (as hereinafter defined) unless such offers and sales are made in accordance with Rule 903 or Rule 904 of Regulation S, pursuant to registration of such securities under the U.S. Securities Act, or pursuant to an available exemption under the U.S. Securities Act, and any hedging transactions with regard to such securities prior to the expiration of the Distribution Compliance Period are made in compliance with the U.S. Securities Act; or

(v) any sale of Offered Securities during the Distribution Compliance Period to any distributor (as defined in Regulation S), any dealer (as defined in Section 2(a)(12) of the U.S. Securities Act), or any person receiving a selling concession, fee or

other remuneration, unless it sends to any such person a confirmation or other notice stating that such person is subject to the same restrictions on offers and sales that apply to a distributor under Regulation S.

(c) Offering by Agents in the United States

The Agents, on their own behalf and on behalf of their U.S. Affiliate, acknowledge that none of the Offered Securities and the Compensation Securities have been or will be registered under the U.S. Securities Act or the securities laws of any state in the United States and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. Persons, except pursuant to available exemptions from the registration requirements of the U.S. Securities Act and any applicable state securities laws. Accordingly, each of the Agents, on their own behalf and on behalf of their U.S. Affiliate, represents, warrants, covenants and agrees to and with the Corporation as of the date hereof and the applicable Closing Date, that, with respect to each offer or sale of the Offered Securities in the United States or to, or for the account or benefit of, a person in the United States or a U.S. Person, it has offered and sold, and will offer and sell such securities only in the following manner:

(i) it will offer the Offered Securities for sale by the Corporation in the United States and to, or for the account or benefit of, persons in the United States or U.S. Persons only through their respective U.S. Affiliate, each, a broker-dealer registered pursuant to Section 15(b) of the U.S. Exchange Act and in good standing with the Financial Industry Regulatory Authority, Inc. at the time of each offer and sale of such securities, solely to U.S. Accredited Investors or to Qualified Institutional Buyers, and only in states of the United States where such broker-dealer is registered, or otherwise exempt from registration at the time of each offer and sale of such securities and in compliance with all applicable U.S. federal and state broker-dealer requirements;

(ii) (i) it has not and will not offer or sell the Offered Securities by any form of General Solicitation or General Advertising or any manner involving a public offering within the meaning of Section 4(a)(2) of the U.S. Securities Act; and (ii) it has not violated and will not violate Regulation M under the U.S. Exchange Act in connection with the offer and sale of the Offered Securities;

(iii) any offer, sale or solicitation of an offer to buy the Offered Securities by it that has been made or will be made in the United States or to, or for the account or benefit of, U.S. Persons was or will be made only to U.S. Accredited Investors or to Qualified Institutional Buyers in compliance with the exemption from registration provided by Rule 506(b) of Regulation D, and in transactions that are exempt from registration under the applicable state securities laws;

(iv) it has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities, except with their respective U.S. Affiliates, or with the prior written consent of the Corporation, and they shall require their respective U.S. Affiliates to agree, for the benefit of the Corporation, to comply with, and shall use their commercially reasonable best efforts to ensure that their respective U.S. Affiliates comply with, the same provisions of this Agreement as apply to the Agents, as if such provisions applied to their respective U.S. Affiliates;

(v) immediately prior to soliciting any offeree that is in the United States or a U.S. Person, or that is purchasing for the account or benefit of a person in the United States or a U.S. Person, it, its U.S. Affiliate, and any person acting on their behalf had and will have reasonable grounds to believe and did and will believe that

each such offeree was a U.S. Accredited Investor or a Qualified Institutional Buyer with respect to which it, its U.S. Affiliate or any party hereto has a pre-existing relationship, and at the time of completion of each sale to a U.S. Purchaser (hereinafter defined), it, its U.S. Affiliates, and any person acting on their behalf will have reasonable grounds to believe and will believe, that such purchaser is a U.S. Accredited Investor or a Qualified Institutional Buyer;

(vi) prior to completion of any sale of Special Warrants by it to a person in the United States or a U.S. Person, or to a person purchasing for the account or benefit of a person in the United States or a U.S. Person, or to a person that was offered Offered Securities in the United States (any of the foregoing a "U.S. Purchaser"), it shall cause each such U.S. Purchaser of Special Warrants to execute a Subscription Agreement in the form agreed upon by the Agents and the Corporation, including all applicable schedules and annexes included therein;

(vii) no written material will be used in connection with the offer or sale of the Offered Securities in the United States and to, or for the account or benefit of, persons in the United States or U.S. Persons, other than the Subscription Agreements referenced in Section 8(c)(vi) above and the Presentation;

(viii) it shall give the Corporation reasonable notice of the U.S. jurisdictions in which it proposes to offer and sell the Offered Securities, so as to assist the Corporation, as applicable, in satisfying its obligations hereunder;

(ix) at least three Business Days prior to the Closing, the Corporation will be provided with a list of all U.S. Purchasers;

(x) the representations, warranties and covenants by it contained in Section 8(b)) of this Agreement and this Section 8(c) shall be true and correct as of the applicable Closing Time, with the same force and effect as if then made by it;

(xi) at the applicable Closing Time, it will either: (i) together with its U.S. Affiliate provide to the Corporation a certificate in the form of Schedule "A" to this Agreement relating to the manner of the offer and sale of the Offered Securities in the United States and to, or for the account or benefit of, persons in the United States or U.S. Persons; or (ii) be deemed to have represented and warranted to the Corporation, as of the applicable Closing Time, that it did not and will not offer or sell any of the Offered Securities in the United States or to, or for the account or benefit of, persons in the United States or U.S. Persons;

(xii) it will inform, and cause its U.S. Affiliate to inform, each U.S. Purchaser that: (i) the Offered Securities have not been and will not be registered under the U.S. Securities Act or under state securities laws; (ii) the Offered Securities are being sold to it without registration under the U.S. Securities Act in reliance on the exemption provided by Rule 506(b) of Regulation D and in reliance upon exemptions from applicable state securities laws; (iii) the Offered Securities are "restricted securities" within the meaning of Rule 144 of the U.S. Securities Act and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. Persons, nor may hedging transactions involving such securities be conducted, unless such securities are registered under the U.S. Securities Act and any applicable state securities laws, an exemption from such registration is available or such registration is otherwise not required;

(xiii) none of it, its U.S. Affiliate or any person acting on its or their behalf will: (i) take an action that would cause the exemption provided by Section 3(a)(9) of the U.S. Securities Act to be unavailable for the exchange of Special Warrants for

Convertible Debenture Units or for the exchange of Broker Special Warrants for Broker Warrants; and (ii) receive any commission or remuneration, directly or indirectly, for soliciting the exchange of Special Warrants for Convertible Debenture Units;

(xiv) it is acquiring the Compensation Securities as principal for its own account and not for the benefit of any other person. Furthermore, in connection with the issuance of the Compensation Securities, it is: (i) not a U.S. Person and it is not acquiring the Compensation Securities in the United States, or on behalf of a U.S. Person or a person located in the United States; and (ii) this Agreement was executed and delivered outside the United States. It agrees that it will not engage in any Directed Selling Efforts with respect to any Compensation Securities;

(xv) it understands and agrees that offers and sales of any of the Compensation Securities prior to one year from the issuance of such securities (such one year period referred to as the "**Distribution Compliance Period**") shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the U.S. Securities Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the U.S. Securities Act or an exemption therefrom, and in each case only in accordance with applicable state securities laws, and it agrees not to engage in hedging transactions involving such securities unless such transactions are in compliance with the provisions of the U.S. Securities Act and in each case only in accordance with applicable state securities laws.

(xvi) with respect to the Offered Securities to be offered and sold hereunder in reliance on Rule 506(b) of Regulation D (the "Regulation D Securities"), none of it, its U.S. Affiliates, any of their respective general partners or managing members, any director or executive officer of any of the foregoing, any other officer of any of the foregoing participating in offer and sale of the Regulation D Securities, or any other officer or employee of any of the foregoing that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers of the Regulation D Securities (each, a "Dealer Covered Person" and, together, the "Dealer Covered Persons") is subject to any Disqualification Event except for a Disqualification Event (i) covered by Rule 506(d)(2) of Regulation D and (ii) a description of which has been furnished in writing to the Corporation prior to the date hereof. Neither it nor its U.S. Affiliate has paid or will pay, nor is it aware of any other person that has paid or will pay, directly or indirectly, any remuneration to any person (other than the Dealer Covered Persons) for solicitation of purchasers of the Regulation D Securities.

Section 9. Closing

The purchase and sale of the Special Warrants shall be completed at the applicable Closing Time at the offices of Dentons Canada LLP in Calgary, Alberta or at such other place as the Lead Agent and the Corporation may agree. At the applicable Closing Time, the Corporation shall cause the Special Warrant Agent to issue such certificates representing, as requested, the Special Warrants registered in such names as the Lead Agent may notify the Corporation in writing not less than 24 hours prior to the applicable Closing Time, against payment by the Agents to the Corporation, at the direction of the Corporation, of the aggregate purchase price for the Special Warrants less an amount equal to the Agents' Commission, the Corporate Finance Fee and a reasonable estimate of the Agents' Expenses payable pursuant to Section 15, by wire transfer, or if permitted by applicable Law, certified cheque or bank draft, in Canadian currency payable at par in Calgary, Alberta, together with a receipt signed by the Lead Agent for such certificates and the Agents' Commission, the Corporate Finance Fee and the Agents' Expenses. As soon as practicable following the applicable Closing Time, the Agents shall submit an

invoice with respect to the actual reasonable out of-pocket fees and the Agents' Expenses payable by the Corporation pursuant to Section 15 (and subject to solicitor-client confidentiality provide the Corporation with such back up detail for such invoices as the Corporation may reasonably request). In the event that the actual reasonable out-of-pocket fees and the Agents' Expenses is less than the estimated amount thereof paid to the Agents on Closing, the Agents shall reimburse the Corporation for the amount of such difference. In the event that the actual reasonable out-of-pocket fees and the Agents' Expenses is greater than the estimated amount thereof paid to the Agents on Closing, the Corporation shall promptly pay the amount of such difference to the Agents (up to the maximum amounts set forth in this Agreement).

Section 10. Termination Rights

(a) The Agents (or any one of them) shall be entitled to terminate their obligations hereunder by written notice to that effect given to the Corporation at or prior to the applicable Closing Time if:

(i) **Restrictions on Distribution.** Any inquiry, action, suit, investigation or other proceeding (whether formal or informal), including matters of regulatory transgression or unlawful conduct, is commenced, announced or threatened or any order is made or issued under or pursuant to any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality (including without limitation the CSE or any securities regulatory authority) or there is any enactment or change in any law, rule or regulation, or the interpretation or administration thereof, which, in the reasonable opinion of the Agents, could operate to prevent, restrict or otherwise seriously adversely affect in any manner the distribution of the Special Warrants or the market price or value of the Common Shares;

(ii) **Material Change.** There shall occur or come into effect any material change in the business, affairs, financial condition, capital or control of the Corporation and its Subsidiaries, taken as a whole, or any change in any material fact or new material fact, or there should be discovered any previously undisclosed fact which, in each case, in the reasonable opinion of the Agent, has or could reasonably be expected to have a significant effect on the market price or value or marketability of the Special Warrants;

(iii) **Disaster Out.** There should develop, occur or come into effect or existence any event, action, state, or condition or any action, law or regulation, inquiry, including, without limitation, terrorism, accident or major financial, political or economic occurrence of national or international consequence, or any action, government, law, regulation, inquiry or other occurrence of any nature, which in the reasonable opinion of the Agent, seriously adversely affects or involves, or may seriously adversely affect or involve, the financial markets in Canada or the U.S. or the business, operations or affairs of the Corporation or the marketability of the Special Warrants;

(iv) **Adverse Order.** An order shall have been made or threatened to cease or suspend trading in the Special Warrants, or to otherwise prohibit or restrict in any manner the distribution or trading of the Special Warrants or proceedings are announced or commenced for the making of any such order by any securities regulatory authority or similar regulatory or judicial authority or the CSE;

(v) **Market Out.** The state of the financial markets in Canada or the U.S. is such that in the reasonable opinion of the Agent, the Special Warrants cannot be marketed profitably;

(vi) **Breach.** The Corporation is in breach of any term, condition or covenant of this Agreement or any representation or warranty given by Corporation becomes or is false; or

(vii) **Due Diligence.** If the Agents are not satisfied in their sole discretion, acting reasonably, with their due diligence review and investigations in respect of the Corporation and its Subsidiaries.

(b) The rights of termination contained in this Section 10 as may be exercised by the Agents (or any of them) and are in addition to any other rights or remedies the Agents may have in respect of any default, act or failure to act or non-compliance by the Corporation in respect of any of the matters contemplated by this Agreement or otherwise. Any such termination shall not discharge or otherwise affect any obligations or liability of the Corporation provided herein or prejudice any other rights or remedies any party may have as a result of any breach, default or non-compliance by any other party. Notwithstanding the foregoing sentence, in the event of any such termination, there shall be no further liability on the part of the Agents to the Corporation or on the part of the Corporation to the Agents except in respect of any liability which may have arisen prior to or which may arise after such termination under Section 11, Section 13 and Section 15. A notice of termination given by one Agent under Section 9 shall not be binding upon the other Agents.

Section 11. All Terms to be Conditions

The Corporation agrees that the conditions contained in Section 5 will be complied with insofar as the same relate to acts to be performed or caused to be performed by the Corporation and that it will use its best efforts to cause all such conditions to be complied with. Any breach or failure to comply with any of the conditions set out in Section 5 shall entitle the Agents (or any of them) to terminate this Agreement by written notice to that effect given to the Corporation at or prior to the applicable Closing Time. It is understood that the Agents may waive, in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to the rights of the Agents in respect of any such terms and conditions or any other or subsequent breach or non-compliance, provided that to be binding on the Agents any such waiver or extension must be in writing.

Section 12. Indemnification

(a) The Corporation agrees to indemnify and hold harmless each of the Agents, each of the Agents' subsidiaries and affiliates and each of their respective directors, officers, employees, partners, agents, shareholders, each other person, if any, controlling the Agents, or any of their respective subsidiaries and affiliates (collectively, the "**Indemnified Parties**" and individually, an "**Indemnified Party**"), from and against any and all losses (other than loss of profits), expenses, claims (including shareholder actions, derivative or otherwise), actions, damages and liabilities, joint or several, including without limitation the aggregate amount paid in reasonable settlement of any actions, suits, proceedings, investigations or claims and the reasonable fees and expenses of their counsel (collectively, the "**Losses**") that may be suffered by, imposed upon or asserted against an Indemnified Party as a result of, in respect of, connected with or arising out of any action, suit, proceeding, investigation or claim that may be made or threatened by any person or in enforcing this indemnity (collectively the "**Claims**") insofar as the Claims relate to, are caused by, result from, arise out of or are based upon, directly or indirectly, this Agreement, whether performed before or after the date hereof, and to reimburse each Indemnified Party forthwith, upon demand, for any legal or other expenses reasonably incurred by such Indemnified Party in connection with any Claim.

(b) The foregoing indemnity shall not apply, and the Indemnified Party shall reimburse any funds advanced by the Corporation pursuant to the foregoing indemnity, to the extent that

a court of competent jurisdiction in a final judgment that has become non-appealable has determined that such Losses to which the Indemnified Party may be subject were caused by the material breach of this Agreement, breach of applicable Laws, gross negligence or fraudulent act of the Indemnified Party. The Corporation agrees to waive any right the Corporation may have of first requiring an Indemnified Party to proceed against or enforce any other right, power, remedy or security or claim payment from any other person before claiming under this indemnity.

(c) Promptly after receiving notice of a Claim against any Indemnified Party or receipt of notice of the commencement of any investigation which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Corporation, any such Indemnified Party will notify the Corporation in writing of the particulars thereof, provided that the omission so to notify the Corporation shall not relieve the Corporation of any liability which the Corporation may have to any Indemnified Party except and only to the extent that any such delay in or failure to give notice as required prejudices the defense of such Claim or results in any material increase in the liability which the Corporation has under this indemnity. The Corporation shall have 14 days after receipt of the notice to undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense of the Claim. If the Corporation undertakes, conducts or controls the settlement or defense of the Claim, the relevant Indemnified Parties shall have the right to participate in the settlement or defense of the Claim.

(d) The Corporation will not, without the prior written consent of the Lead Agent, compromise, consent to the entry of any judgment in or otherwise seek to terminate any Claim in respect of which indemnification may be sought under this indemnity (whether or not any Indemnified Party is a party to such Claim) unless the Corporation has acknowledged in writing that the Indemnified Parties are entitled to be indemnified in respect of such Claim and such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Party from any liabilities arising out of such Claim without any admission of negligence, misconduct, liability or responsibility by or on behalf of any Indemnified Party.

(e) The Corporation hereby constitutes the Lead Agent as trustee for each of the other Indemnified Parties which are not a party to this Agreement of the Corporation's covenants under this indemnity with respect to those persons and the Lead Agent agrees to accept that trust and to hold and enforce those covenants on behalf of those persons.

(f) The Corporation also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Corporation or any person asserting Claims on behalf of or in right of the Corporation for or in connection with this Agreement (whether performed before or after the Corporation's execution of this Agreement), except to the extent that any losses, expenses, claims, actions, damages or liabilities incurred by the Corporation are determined by a court of competent jurisdiction in a final judgement (in a proceeding in which an Indemnified Party is named as a party) that has become non-appealable to have resulted from a material breach of this Agreement, breach of applicable laws, gross negligence or fraudulent act of such Indemnified Party..

(g) The Corporation also agrees to reimburse the Indemnified Party for the time spent by their personnel in connection with any Claim at their normal per diem rates. The Indemnified Parties may retain counsel to separately represent them in the defense of a Claim, which shall be at the Corporation's expense if (i) the Corporation does not promptly assume the defense of the Claim no later than 14 days after receiving actual notice of the Claim (as set forth above), (ii) the Corporation agrees to separate representation, or (iii) the Indemnified Parties are advised by external legal counsel that there is an actual or potential conflict in the Corporation's and the Indemnified Party's

respective interests or additional defenses are available to the Indemnified Parties, which makes representation by the same counsel inappropriate.

(h) The Corporation also agrees that if any action, suit, proceeding or claim shall be brought against, or any investigation commenced in respect of the Corporation, and any of the Agents or personnel of such Agents shall be required to testify, participate or respond in respect of or in connection with the Offering, each such Agent shall have the right to employ its own counsel in connection therewith and the Corporation will reimburse such Agent monthly for the time spent by its personnel in connection therewith at their normal per diem rates together with such disbursements and reasonable out-of-pocket expenses as may be incurred, including fees and disbursements of such Agent's counsel.

(i) The obligations of the Corporation hereunder are in addition to any liabilities which the Corporation may otherwise have to any Indemnified Party. The foregoing provisions shall survive the completion of professional services rendered under this Agreement or any termination of the authorization given by this Agreement.

Section 13. Contribution

In order to provide for a just and equitable contribution in circumstances in which the indemnity provided in Section 12 (other than in accordance with the terms hereof) would otherwise be available in accordance with its terms but is unavailable to the Agents or the Indemnified Parties or insufficient to hold them harmless in respect of a Claim for any reason, the Corporation shall contribute to the amount paid or payable by the Agents or the other Indemnified Party as a result of such Claim in such proportion as is appropriate to reflect not only the relative benefits received by the Corporation on the one hand and the Agents or any other Indemnified Party on the other hand but also the relative fault of the Corporation, the Agents or any other Indemnified Party as well as any relevant equitable considerations; provided that the Corporation shall in any event contribute to the amount paid or payable by the Agents or any other Indemnified Party as a result of such Claim any excess of such amount over the amount of the fees received by the Agents under this Agreement.

Section 14. Advertisements

If the Offering is successfully completed, the Corporation acknowledges and agrees that the Agents will be permitted to publish, at their own expense, public announcements or other communications relating to their services in connection with the Offering as they consider appropriate.

Section 15. Expenses

The Corporation will be responsible for all expenses related to the Offering, whether or not the Offering is completed, including, but not limited to, the fees and disbursements of the Corporation's legal counsel, the fees and disbursements of the Agent's Canadian and United States legal counsel (to a maximum of \$100,000 in the case of Agents' Canadian legal counsel and USD\$25,000 in the case of the Agents' U.S. legal counsel, exclusive of taxes), the fees and disbursements of accountants and auditors, the fees and disbursements of translators, the reasonable fees and disbursements of technical consultants and other applicable experts, all costs and expenses related to road-shows and marketing activities, printing costs, filing fees, distribution fees, stock exchange fees, fees for other regulatory compliance, other reasonable out-of-pocket expenses of the Agents (including, but not limited to, travel expenses in connection with due diligence and marketing activities) and all taxes payable in respect of any of the foregoing. All such fees, disbursements and expenses shall be payable by the Corporation immediately upon receiving an invoice therefor from the Lead Agent, or, at the option of the Agents, may be deducted from the gross proceeds of the Offering otherwise payable by the Agents to the Corporation at the Closing of the Offering.

Section 16. Agents' Obligations

The Agents' obligations, representations, warranties and covenants under this Agreement shall be several (and not joint nor joint and several), and the Agents' respective obligations and rights and benefits hereunder shall be as to the following percentages:

Canaccord Genuity Corp.	80%
Beacon Securities Limited	20%
	100%

Section 17. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The parties irrevocably attorn to the jurisdiction of the courts of the Province of British Columbia, which will have non-exclusive jurisdiction over any matter arising out of this Agreement.

Section 18. Authority to Bind Agents

The Corporation shall be entitled to and shall act on any notice, waiver, extension or communication given by or on behalf of the Agents by the Lead Agent, which shall represent the Agents, and which shall have the authority to bind the Agents in respect of all matters hereunder, except in respect of any settlement under Section 12 or Section 13, and any matter referred to in Section 10.

Section 19. Survival of Warranties, Representations, Covenants and Agreements

Except as expressly set out herein, all warranties, representations, covenants and agreements of the Corporation and the Agents herein contained or contained in documents submitted or required to be submitted pursuant to this Agreement shall survive the closing of the Offering and shall continue in full force and effect for the benefit of the Agents, the Purchasers or the Corporation, as the case may be, regardless of the Closing of the sale of the Special Warrants, any subsequent disposition of the Special Warrants, the Convertible Debentures, the Warrants, the Debenture Shares or the Warrant Shares by the Purchasers or the termination of the Agents' obligations under this Agreement, for a period ending on the date that is two years following the Closing Date and shall not be limited or prejudiced by any investigation made by or on behalf of the Agents or the distribution of the Special Warrants or otherwise, and the Corporation agrees that the Agents shall not be presumed to know of the existence of a claim against the Corporation under this Agreement or any certificate delivered pursuant to this Agreement or in connection with the purchase and sale of the Special Warrants as a result of any investigation made by or on behalf of the Agents in accordance with the distribution of the Special Warrants or otherwise. Notwithstanding the foregoing, the provisions contained in this Agreement in any way related to indemnification or contribution obligations shall survive and continue in full force and effect, indefinitely.

Section 20. Notices

All notices or other communications by the terms hereof required or permitted to be given by one party to another shall be given in writing by personal delivery or by electronic delivery to such other party as follows:

(i) to the Corporation at:

Stem Holdings, Inc.
7777 Glades Road, Suite 203
Boca Raton, FL 33434

Attention: Chief Executive Officer
E-Mail: adam@stemholdings.com

with a copy (which shall not constitute notice hereunder) to:

Dentons Canada LLP
15th Floor, Bankers Court
850 - 2nd Street SW
Calgary, AB T2P 0R8

Attention: Lucas Tomei
E-Mail: lucas.tomei@dentons.com

(ii) to the Agents, to:

Canaccord Genuity Corp.
2100 - 609 Granville St.
Vancouver, British Columbia
V7Y 1H2

Attention: Jamie Brown
Vice Chairman, Managing Director, Investment Banking

E-Mail: jbrown@canaccordgenuity.com

Beacon Securities Limited
4050 – 66 Wellington St. West
Toronto, ON M5K 1H1

Attention: Mario Maruzzo,
Managing Director, Investment Banking

E-Mail: mmaruzzo@beaconsecurities.ca

with a copy (which shall not constitute notice hereunder) to:

DLA Piper (Canada) LLP
Suite 6000, 1 First Canadian Place
PO Box 367, 100 King St West
Toronto, Ontario M5X 1E2

Attention: Derek Sigel
E-Mail: derek.sigel@dlapiper.com

or at such other address or e-mail address as may be given by either of them to the other in writing from time to time. Each notice shall be personally delivered to the addressee or sent by electronic transmission to the addressee and: (i) a notice which is personally delivered shall, if delivered on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered; and (ii) a notice which is sent by electronic transmission shall be deemed to be given and received on the Business Day on which it is confirmed to have been sent.

Section 21. Enforceability

To the extent permitted by applicable Law, the invalidity or unenforceability of any particular provision of this Agreement will not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

Section 22. Successors and Assigns

The terms and provisions of this Agreement will be binding upon and enure to the benefit of the Corporation and the Agents and their respective successors and assigns; provided that, except as otherwise provided in this Agreement, this Agreement will not be assignable by any party without the written consent of the others and any purported assignment without that consent will be invalid and of no force and effect.

Section 23. Entire Agreement; Time of the Essence

This Agreement constitutes the entire agreement between the Agents and the Corporation relating to the subject matter hereof and supersedes all prior agreements between the Agents and the Corporation (including, for greater certainty, the Engagement Letter) and time shall be of the essence hereof.

Section 24. Further Assurances

Each of the parties hereto shall do or cause to be done all such acts and things and shall execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purpose of carrying out the provisions and intent of this Agreement.

Section 25. No Fiduciary Duty

The Corporation acknowledges and agrees that: (a) the Agents have not assumed or will assume a fiduciary responsibility in favour of the Corporation with respect to the Offering contemplated hereby or the process leading thereto and none of the Agents has any obligation to the Corporation with respect to the Offering contemplated hereby except the obligations expressly set forth in this Agreement; (b) any Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Corporation; and (c) none of the Agents has provided any legal, accounting, regulatory or tax advice with respect to the Offering contemplated hereby and the Corporation has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 26. Effective Date

This Agreement is intended to and shall take effect as of the date first set forth above, notwithstanding its actual date of execution or delivery.

Section 27. Language

The parties hereby acknowledge that they have expressly required this Agreement and all notices, statements of account and other documents required or permitted to be given or entered into pursuant hereto to be drawn up in the English language only. *Les parties reconnaissent avoir expressment demandées que la présente convention ainsi que tout avis, tout état de compte et tout autre document a être ou pouvant être donné ou conclu en vertu des dispositions des présentes, soient rédigés en langue anglaise seulement.*

Section 28. Counterparts and Electronic or Facsimile Copies

This Agreement may be executed in any number of counterparts and by facsimile or other electronic transmission (in PDF), each of which so executed will constitute an original and all of which taken together shall form one and the same agreement.

[Balance of Page Intentionally Left Blank]

If this offer accurately reflects the terms of the transaction which we are to enter into and if such terms are agreed to by the Corporation please communicate your acceptance by executing where indicated below and returning one originally executed copy to the Agents.

CANACCORD GENUITY CORP.

Per: *(signed) "Frank G. Sullivan"*
Authorized Signing Officer

BEACON SECURITIES LIMITED

Per: *(signed) "Mario Marruzo"*
Authorized Signing Officer

The foregoing is hereby accepted and agreed to by the undersigned as of the date first written above.

STEM HOLDINGS, INC.

Per: *(signed) "Adam Berk"*
Authorized Signing Officer

SCHEDULE "A"

AGENTS' CERTIFICATE

In connection with the offer and sale in the United States or to, or for the account or benefit of, U.S. Persons, of Special Warrants (the "**Special Warrants**") of Stem Holdings, Inc. (the "Corporation") pursuant to an agency agreement (the "Agency Agreement") dated December 27, 2018 between the Corporation and the Agents named in the Agency Agreement, the undersigned each hereby certify as follows:

(i) on the date hereof and on the date of each offer, solicitation of an offer and sale of Special Warrants in the United States or to, or for the account or benefit of, U.S. Persons, the U.S. Affiliate is and was: (A) a duly registered broker-dealer with the United States Securities and Exchange Commission and under the laws of each state where offers and sales of Special Warrants were made (unless exempted therefrom); and (B) a member of and in good standing with the Financial Industry Regulatory Authority, Inc.;

(ii) all offers of Special Warrants for sale by the Corporation in the United States or to, or for the account or benefit of, U.S. Persons, have been and will be effected and arranged by the U.S. Affiliate in accordance with all applicable U.S. federal and state laws and regulation (including, without limitation, laws and regulation with respect to the registration and conduct of broker-dealers);

(iii) immediately prior to offering or soliciting offers for the Special Warrants in the United States or to, or for the account or benefit of U.S. Persons, we had reasonable grounds to believe and did believe that each offeree was a U.S. Accredited Investor or a Qualified Institutional Buyer, and, on the date hereof, we continue to believe that each person purchasing Special Warrants from the Corporation in the United States or to, or for the account or benefit of, U.S. Persons, is a U.S. Accredited Investor or a Qualified Institutional Buyer

(iv) no form of "general solicitation" or "general advertising" (as those terms are used in Regulation D under the U.S. Securities Act) was used by us, including, without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or the internet or broadcast over radio or television or the internet, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising or in any manner involving a public offering within the meaning of Section 4(a)(2) of the U.S. Securities Act, in connection with the offer or sale of the Special Warrants in the United States or to, or for the account or benefit of, U.S. Persons;

(v) the offers and solicitations of offers of the Special Warrants have been conducted by us in accordance with the terms of the Agency Agreement; and

(vi) in connection with each sale of Special Warrants in the United States or to, or for the account or benefit of, U.S. Persons, we (A) caused each purchaser that is a Qualified Institutional Buyer to execute a Subscription Agreement, including Schedule F thereto, in a form mutually acceptable to the Corporation and the Lead Agent, and (B) delivered to the Corporation all such completed Subscription Agreements.

[*signature page follows*]

Terms used in this certificate have the meanings given to them in the Agency Agreement unless otherwise defined herein.

Dated this ____ day of December, 2018.

[INSERT NAME OF AGENT]	**[INSERT NAME OF U.S. AFFILIATE]**
By: ______________________________	By: ______________________________
Name:	Name:
Title:	Title: